UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
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VEEVA SYSTEMS INC.
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May 9, 2019

Dear Fellow Stockholders:

Please join me and the Board of Directors at our 2019 Annual Meeting of Stockholders on Thursday, June 20, 2019 at 12:00 p.m. Pacific Time, at our headquarters in Pleasanton, California.

Details regarding our Annual Meeting and the business to be conducted at the meeting are described in the attached Notice of 2019 Annual Meeting of Stockholders and Proxy Statement. We are pleased to furnish proxy materials to our stockholders over the Internet. We believe providing these materials electronically expedites stockholder receipt of them and lowers the cost and reduces the environmental impact of our Annual Meeting. We encourage you to read this information carefully.

Your vote is important to us. We hope you will vote as soon as possible. You may vote over the Internet, by telephone, by mailing a proxy card (if you have requested one), or in person at the Annual Meeting. Voting over the Internet, by telephone, or by mail will ensure your representation at the Annual Meeting regardless of whether you attend in person. Please review the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail regarding your voting options.

Thank you for your ongoing support of Veeva.

Very truly yours,

Peter P. Gassner Chief Executive Officer and Director

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 20, 2019
12:00 p.m. Pacific Time

Veeva Systems Inc. Headquarters
4280 Hacienda Drive, Pleasanton, California 94588

Items of Business

(1)	Elect for three-year terms the two directors named in the Proxy Statement accompanying this notice to serve as Class III directors until 2022 or until their successors are duly elected and qualified;
(2)	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020; and
(3)	Transact such other business as may properly come before the meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the Annual Meeting or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date

You can vote if you were a stockholder of record as of the close of business on April 26, 2019 (the “Record Date”).

Voting

Your vote is very important. We encourage you to read the Proxy Statement and vote your shares over the Internet, by telephone, by mail, or in person at the Annual Meeting. For specific instructions on how to vote your shares, please see “Frequently Asked Questions and Answers” in the Proxy Statement.

On or about May 9, 2019, a Notice of Internet Availability of Proxy Materials (the “Notice”) has been mailed to stockholders of record as of the Record Date. The Notice contains instructions on how to access our Proxy Statement for our 2019 Annual Meeting of Stockholders and our fiscal 2019 Annual Report (together, the proxy materials). The Notice also provides instructions on how to vote and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following Internet address: www.proxyvote.com.

By Order of the Board of Directors,

Josh Faddis SVP, General Counsel and Corporate Secretary May 9, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 20, 2019: The Notice, Proxy Statement, and 2019 Annual Report is available to stockholders at www.proxyvote.com.

Veeva Systems Inc. | 2019 Proxy Statement

Veeva Systems Inc. | 2019 Proxy Statement i

ii Veeva Systems Inc. | 2019 Proxy Statement

PROXY STATEMENT

This Proxy Statement is furnished in connection with solicitation of proxies by the Board of Directors (the “Board”) of Veeva Systems Inc. for use at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 12:00 p.m. Pacific Time on Thursday, June 20, 2019 and at any postponements or adjournments thereof. The Annual Meeting will be held at our principal executive offices located at 4280 Hacienda Drive, Pleasanton, California 94588. On or about May 9, 2019, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials. As used in this Proxy Statement, the terms “Veeva,” “the Company,” “we,” “us,” and “our” mean Veeva Systems Inc. and its subsidiaries unless the context indicates otherwise.

PROXY SUMMARY

This proxy summary highlights certain information in this Proxy Statement and does not contain all the information you should consider in voting your shares. Please review the entire Proxy Statement and our 2019 Annual Report carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Proposals Which Require Your Vote

Proposal		More Information	Board Recommendation	Broker Non- Votes	Abstentions	Votes Required for Approval
One	Elect for three-year terms Ronald E.F. Codd and Peter P. Gassner to serve as Class III directors until 2022 or until their successors are duly elected and qualified	Page 3	FOR all nominees	Will not count in nominee’s favor	Will not count in nominee’s favor	Plurality of votes voted at the Annual Meeting
Two	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020	Page 41	FOR	Do not impact outcome	Do not impact outcome	Majority in voting power of the votes cast

Eligibility to Vote (page 44)

You can vote if you were a stockholder of record as of the close of business on April 26, 2019 (the “Record Date”).

How to Vote (page 45)

Your vote is important to us. Please exercise your right to vote as soon as possible. You can vote by any of the following methods:

Stockholders of Record

•	Internet: www.proxyvote.com until 11:59 p.m. Eastern Time on Wednesday, June 19, 2019;
•	Telephone: 1-800-690-6903 until 11:59 p.m. Eastern Time on Wednesday, June 19, 2019;
•	Mail: Sign, date, and mail your proxy card; or
•	In person: By attending the Annual Meeting and submitting a ballot.

Beneficial Owners of Shares Held in Street Name

•	Internet, Telephone, or Mail: Please refer to the voting instructions provided to you by your broker, trustee, or other nominee that holds your shares.
•	In person: You must obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares in person at the Annual Meeting.

Veeva Systems Inc. | 2019 Proxy Statement 1

Proxy Summary

Board Nominees (page 3)

There are two nominees for election to the Board.

Name	Age	Veeva Director Since	Independent	Committee Membership
Ronald E.F. Codd	63	2012	Yes	Audit Committee & Compensation Committee
Peter P. Gassner	54	2007	Yes	None

Corporate Governance (page 14)

We regularly review our current corporate governance practices against best practices and peer benchmarks. Over the past year, we have taken the following steps, which are described in more detail elsewhere in this Proxy Statement:

•	In March 2019, we reviewed and made changes to our overall compensation program (for both executive officers and employees) with a view toward retention and stockholder alignment (see “Executive Compensation” for more details). We also adopted stock ownership guidelines for directors and executive officers.
•	In 2018, the Board adopted a qualified diverse candidate pool policy, which codifies the Board’s effort since 2014 to recruit female candidates for Board membership (see “Considerations in Evaluating Director Nominees and Board Diversity” for more details).
•	In 2018, we initiated our first broad-based stockholder engagement program to elicit the views of our investors on corporate governance and executive compensation matters (see “Fiscal 2019 Stockholder Engagement on Corporate Governance Matters” for more details) and publicly posted a Corporate Citizenship statement to our website.

Executive Compensation (page 25)

Since our initial public offering (“IPO”) in October 2013, our Board and Compensation Committee have maintained a simple structure for our executive compensation programs. We pay our NEOs cash compensation that is below the cash compensation levels paid by our peers, we do not offer them a short-term cash incentive program, and we place heavy emphasis on our long-term equity compensation program, generally in the form of stock options and restricted stock units (“RSUs”). In fiscal 2019, all of our NEOs were paid identical annual base salaries, none received short-term cash incentive bonuses, and none received any new equity awards although all NEOs continued to vest in and receive significant value from equity awards granted to them in prior fiscal years.

Our Board and Compensation Committee have adhered to this executive compensation approach since our IPO because this program, with its unique long-term focus, has been effective at incentivizing and retaining our senior executives through fiscal 2019 and aligning the interests of our senior management team with those of our stockholders.

Because several of the equity awards granted to our NEOs before our IPO are or will soon be fully vested, we began a process in fiscal 2019 to evaluate and restructure our executive compensation program for the future. Our Compensation Committee, after considering feedback from our stockholder outreach program conducted during fiscal 2019 and with our Board’s approval, implemented a new executive compensation program in early fiscal 2020. Although these actions did not occur during fiscal 2019, we summarize our new executive compensation program below in “Other Compensation Information and Policies—Recent Fiscal 2020 Executive Compensation Decisions.”

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PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board unanimously recommends a vote “FOR ALL” Class III nominees.

Our Board may establish the authorized number of directors from time to time by resolution. Our Board is currently comprised of seven members who are divided into three classes with staggered three-year terms. Six of our directors qualify as independent in accordance with New York Stock Exchange (“NYSE”) listing standards. A director serves in office until his respective successor is duly elected and qualified or until his earlier death, resignation, or removal. Our restated certificate of incorporation (“Certificate”) and amended and restated bylaws (“Bylaws”) that are currently in effect authorize only our Board to fill vacancies on our Board until the next annual meeting of stockholders. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. You cannot vote for a greater number of persons than the number of nominees named in this Proxy Statement.

Information About Nominees and Continuing Directors

Nominees for Election at the Annual Meeting (Class III)

Two Class III directors have been nominated for election at the Annual Meeting for three-year terms, each expiring in 2022. Upon the recommendation of our Nominating and Governance Committee, our Board has nominated Ronald E.F. Codd and Peter P. Gassner for election as Class III directors. The term of office of each person elected as director will continue until such director’s term expires in 2022, or until such director’s successor has been duly elected and qualified.

Ronald E.F. Codd Age: 63 Director since 2012 Independent Director Financial Expert Committees Audit (Chair) Compensation
Qualifications
Our Board determined that Mr. Codd should serve as a director based on his management and software industry experience, including his experience in finance, which gives him a breadth of knowledge and valuable understanding of our industry.

Career Experience
Mr. Codd has been an independent business consultant since April 2002. From January 1999 to April 2002, Mr. Codd served as President, Chief Executive Officer, and a director of Momentum Business Applications, Inc., an enterprise software company. From September 1991 to December 1998, Mr. Codd served as Senior Vice President of Finance and Administration and Chief Financial Officer of PeopleSoft, Inc., a provider of enterprise application software.

Board Experience
Mr. Codd has served on the board of directors of a number of information technology companies, including FireEye, Inc. since July 2012; ServiceNow, Inc. since February 2012, Rocket Fuel Inc. from February 2012 to September 2017; DemandTec, Inc. from February 2007 to February 2012; Data Domain, Inc. from October 2006 to July 2009; Interwoven, Inc. from July 1999 to April 2009; and Agile Software Corporation from August 2003 to July 2007.

Education
Mr. Codd holds a Bachelor of Science degree in Accounting from the University of California, Berkeley and a Master of Management in Finance and Management Information Systems degree from the Kellogg Graduate School of Management at Northwestern University.

Veeva Systems Inc. | 2019 Proxy Statement 3

Proposal One

Peter P. Gassner Age: 54 Director since 2007 Committees None
Qualifications
Our Board determined that Mr. Gassner should serve as a director based on his position as one of our founders and as our Chief Executive Officer, his extensive experience in general management, as a technologist focused on software and platform development, and his experience in the software industry.

Career Experience
Mr. Gassner is one of our founders and has served as our Chief Executive Officer since January 2007. Prior to joining Veeva, Mr. Gassner was Senior Vice President of Technology at salesforce.com, inc., a provider of enterprise cloud computing solutions, from July 2003 to June 2005, where he led the development effort to extend the Salesforce Platform to the enterprise. Prior to his time with salesforce.com, Mr. Gassner was with PeopleSoft from January 1995 to June 2003. At PeopleSoft, he served as Chief Architect and General Manager responsible for development, strategy, marketing and deployment of PeopleTools, the architecture underlying PeopleSoft’s application suite. Mr. Gassner began his career with International Business Machines Corporation (IBM). At IBM, Mr. Gassner conducted research and development on relational database technology, including the DB2 database.

Board Experience
Mr. Gassner has served on the board of directors of Guidewire Software, Inc. since June 2015 and Zoom Video Communications, Inc. since November 2015.

Education
Mr. Gassner earned a Bachelor of Science degree in Computer Science from Oregon State University.

4 Veeva Systems Inc. | 2019 Proxy Statement

Proposal One

Directors Whose Terms Expire at the 2020 Annual Meeting (Class I)

Paul E. Chamberlain Age: 55 Director since 2015 Independent Director Financial Expert Committees Audit
Qualifications
Our Board determined that Mr. Chamberlain should serve as a director based on his extensive experience working with high technology and high growth firms, his leadership experience, and his financial expertise.

Career Experience
Since January 2015, Mr. Chamberlain has operated his own strategic and financial advisory firm, PEC Ventures. From July 1990 to January 2015, Mr. Chamberlain worked at Morgan Stanley, during which time he served as Managing Director for 18 years and as the Co-Head of Global Technology Banking for ten of those years. He also served as a member of the Investment Banking Division’s Operating Committee. Mr. Chamberlain spent the majority of his Morgan Stanley career in the firm’s Menlo Park, California office where he led account teams on financing and strategic transactions for its technology clients.

Board Experience
Mr. Chamberlain serves on the board of directors of ServiceNow, Inc. since October 2016 and TriNet Group, Inc. since December 2015. He also serves as Chair of the Strategic Advisory Committee of JobTrain, a non-profit organization based in Menlo Park, California that provides vocational and life skills training, and has served on its board of directors for over ten years.

Education
Mr. Chamberlain earned a Bachelor of Arts in History, magna cum laude, from Princeton University and a Master of Business Administration from Harvard Business School.

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Proposal One

Mark Carges Age: 57 Director since 2017 Independent Director Committees None
Qualifications
Our Board determined that Mr. Carges should serve as a director based on his extensive enterprise and internet software experience and his experience as a senior technology executive.

Career Experience
Mr. Carges previously served as the Chief Technology Officer of eBay Inc., an e-commerce company, from September 2009 to September 2014. From September 2009 to November 2013, he served as eBay’s Senior Vice President, Global Products, Marketplaces. From September 2008 to September 2009, he served as eBay’s Senior Vice President, Technology. Prior to joining eBay Inc., Mr. Carges served in a succession of senior technology leadership roles, including most recently as Executive Vice President, Products and General Manager of the Business Interaction Division, at BEA Systems, Inc., a provider of enterprise application infrastructure software, which was acquired by Oracle Corporation. Since September 2017, Mr. Carges also serves as Senior Advisor at Generation Investment Management, an investment management firm focused on sustainable companies.

Board Experience
Mr. Carges serves on the board of directors of Splunk Inc. since September 2014 and Magnet Systems, Inc., a private mobile engagement software company, since September 2012. Mr. Carges previously served on the board of directors of Rally Software Development Corp., which was acquired by CA Technologies, from November 2011 to July 2015.

Education
Mr. Carges received his Bachelor of Arts degree in Computer Science from the University of California at Berkeley and his Master of Science degree from New York University.

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Proposal One

Paul Sekhri Age: 61 Director since 2014 Independent Director Committees Nominating and Governance
Qualifications
Our Board determined that Mr. Sekhri should serve as a director based on his extensive experience as an executive and investor in the life sciences industry as well as his experience on numerous boards of directors for life sciences companies.

Career Experience
In January 2019, Mr. Sekhri was appointed President and CEO of eGenesis, Inc., a biotechnology company focused on transplantation. Prior to joining eGenesis, Mr. Sekhri served as President and CEO of Lycera Corp., a biopharmaceutical company, from February 2015 to January 2019. From February 2016 to May 2017, Mr. Sekhri was Operating Partner at Highline Therapeutics, a biotech incubator launched by Versant Ventures. Mr. Sekhri was Senior Vice President, Integrated Care at Sanofi S.A., a multinational pharmaceutical company headquartered in France, from April 2014 to January 2015. From May 2013 to March 2014, Mr. Sekhri was Group Executive Vice President, Global Business Development and Chief Strategy Officer at Teva Pharmaceutical Industries, Ltd., a global pharmaceuticals company focusing on the manufacture of generic and proprietary pharmaceutical products headquartered in Israel. From January 2009 to May 2013, Mr. Sekhri was Operating Partner and Head, Biotech Ops Group at TPG Biotech, the life sciences venture arm of the global private investment firm TPG Capital, where he was responsible for a portfolio of more than 50 life sciences companies. From December 2004 to January 2009, Mr. Sekhri was President and CEO of Cerimon Pharmaceuticals, Inc., a pharmaceutical company focusing on auto-immune diseases and pain management.

Board Experience
Mr. Sekhri has served as a director of numerous private and public company boards, including Ipsen S.A. since May 2018, Compugen Ltd. since October 2017, Alpine Immune Sciences, Inc. since July 2017 following its acquisition of Nivalis Therapeutics, Inc., where Mr. Sekhri served as a director since February 2016, Pharming N.V. since April 2015, Enumeral Biomedical Holdings, Inc. from December 2014 to September 2017, Tandem Diabetes Care Inc. from May 2012 to May 2013, MacroGenics, Inc. from January 2010 to May 2013 and Intercept Pharmaceuticals, Inc. from January 2008 to September 2012.

Education
Mr. Sekhri completed post-graduate studies in clinical anatomy and neuroscience at the University of Maryland, School of Medicine and received a Bachelor of Science degree in Zoology from the University of Maryland.

Veeva Systems Inc. | 2019 Proxy Statement 7

Proposal One

Directors Whose Terms Expire at the 2021 Annual Meeting (Class II)

Timothy C. Barabe Age: 66 Director since 2015 Independent Director Financial Expert Committees Nominating and Governance (Chair) Audit
Qualifications
Our Board determined that Mr. Barabe should serve as a director based on his extensive executive experience in the life sciences industry and his experience as a finance executive.

Career Experience
Mr. Barabe retired in 2013 as Executive Vice President and Chief Financial Officer of Affymetrix, Inc. Previously, from July 2006 until March 2010, he was Senior Vice President and Chief Financial Officer of Human Genome Sciences, Inc. Mr. Barabe served as Chief Financial Officer of Regent Medical Limited, a U.K.-based, privately owned, surgical supply company, from 2004 to 2006. He was with Novartis AG from 1982 through August 2004, where he served in a succession of senior executive positions in finance and general management, most recently as the Chief Financial Officer of Sandoz GmbH, the generic pharmaceutical subsidiary of Novartis.

Board Experience
Mr. Barabe serves on the board of directors of ArQule, Inc. since November 2001, and Selecta Biosciences, Inc. since July 2016 and served on the board of directors of Opexa Therapeutics from March 2014 to September 2017. Mr. Barabe also serves on the board of directors of Vigilant Biosciences, a private medical device company, since November 2014 and Project Open Hand, a non-profit organization, since April 2014.

Education
Mr. Barabe received his Bachelor of Business Administration degree in Finance from the University of Massachusetts (Amherst) and his Master of Business Administration from the University of Chicago.

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Proposal One

Gordon Ritter Age: 54 Director since 2008 Chairman of the Board Independent Director Committees Compensation (Chair)
Qualifications
Our Board determined that Mr. Ritter should serve as a director based on his extensive business experience in the software and web services industries, his experience in venture capital, and his service as a director of numerous private companies.

Career Experience
Mr. Ritter has been a General Partner at Emergence Capital Partners, a venture capital firm he founded, since June 2002. Prior to founding Emergence, Mr. Ritter was co-founder and Chief Executive Officer of Software As Service, Inc., a web services platform company. Prior to founding Software As Service, Mr. Ritter served as Vice President of the IBM Global Small Business division. Prior to IBM, Mr. Ritter was co-founder and President of Whistle Communications, Inc., an internet appliance and services platform for small and medium-sized businesses, which was acquired by IBM. Before Whistle, Mr. Ritter was co-founder and President of Tribe, Inc., a networking infrastructure company. Prior to Tribe, Mr. Ritter was Vice President of Capital Markets at Credit Suisse First Boston Inc.

Board Experience
Mr. Ritter currently serves on the boards of directors of numerous private technology companies.

Education
Mr. Ritter earned a Bachelor of Arts degree in Economics from Princeton University.

On February 22, 2019, the Board appointed Matt Wallach to serve as a member of the Board, to be effective as of January 1, 2020. Mr. Wallach will serve as a Class II director until the annual meeting of stockholders in 2021 or until his successor is duly elected and qualified. In addition, the Board increased the size of the Board by one member, to be effective as of January 1, 2020. Mr. Wallach informed the Board on February 22, 2019 of his retirement from his role as President, effective June 3, 2019.

There are no family relationships among any of our directors or executive officers.

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Proposal One

Board and Committee Meeting Attendance

Our Board met six times during our fiscal year ended January 31, 2019 (“fiscal 2019”). No director attended fewer than 75%, in the aggregate, of the total number of meetings of the Board and the total number of committee meetings of which he was a member during fiscal 2019. It is our policy to invite and encourage our directors to attend our annual meetings of stockholders and have scheduled our Annual Meeting on the same day as a regularly scheduled Board meeting in order to facilitate their attendance. Last year, all but one of our directors attended our 2018 annual meeting of stockholders. The membership of each standing committee and number of meetings held during fiscal 2019 are identified in the table below.

Name	Audit	Compensation	Governance
Peter P. Gassner
Timothy C. Barabe	✔		Chair
Mark Carges
Paul E. Chamberlain	✔
Ronald E.F. Codd	Chair	✔
Gordon Ritter		Chair
Paul Sekhri			✔
Number of meetings held during fiscal 2019	9	5	4

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Our Board and its committees conduct scheduled meetings throughout the year and also hold special meetings and act by written consent from time to time, as appropriate. Our Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full Board. Each member of each committee of our Board qualifies as an independent director in accordance with NYSE listing standards.

Audit Committee

Our Audit Committee assists our Board in its oversight of the quality and integrity of our reported financial statements, our compliance with legal and regulatory requirements, our accounting and financial management processes and the effectiveness of our internal controls over financial reporting, our enterprise risk management and compliance programs, the quality and integrity of the annual audit of our financial statements, and the performance of our internal audit function. Our Audit Committee also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results, and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee has sole and direct responsibility for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our Audit Committee before we enter into them, as required by applicable rules and NYSE listing standards.

The members of our Audit Committee are independent, non-employee members of our Board and qualify as independent under Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and related NYSE listing standards, as determined by our Board. Each member can read and understand fundamental financial statements. Our Board has determined that all members of our Audit Committee qualify as audit committee financial experts within the meaning of regulations of the Securities and

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Proposal One

Exchange Commission (the “SEC”) and meet the financial sophistication requirements of the NYSE. The designation does not impose on them any duties, obligations, or liabilities that are greater than are generally imposed on any other member of our Board.

Compensation Committee

The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to executive compensation policies and programs, including reviewing, evaluating, recommending, and approving executive officer compensation arrangements, plans, policies, and programs. Among other things, specific responsibilities of our Compensation Committee include evaluating the performance of our Chief Executive Officer and determining our Chief Executive Officer’s compensation. The Compensation Committee also determines the compensation of our other executive officers in consultation with our Chief Executive Officer. In addition, our Compensation Committee administers our equity-based compensation plans, including granting equity awards and approving modifications of such awards. Our Compensation Committee also reviews and approves various other compensation policies and matters and has both the authority to engage its own advisors to assist it in carrying out its function and the responsibility to assess the independence of such advisors in accordance with SEC rules and NYSE listing standards. Our Chief Executive Officer, Chief Financial Officer, and General Counsel assist our Compensation Committee in carrying out its functions, although they do not participate in deliberations or decisions with respect to their own compensation.

Our Compensation Committee has delegated to the non-executive equity committee, consisting of our Chief Executive Officer, the authority to approve routine equity award grants to newly hired employees who are not direct reports of our Chief Executive Officer, as well as promotional and refresh equity award grants to employees who are not direct reports of our Chief Executive Officer, all within certain share parameters established and reviewed from time to time by the Compensation Committee.

During fiscal 2019, our Compensation Committee engaged the services of Compensia, Inc., a compensation consulting firm, to advise it regarding the amount and types of compensation that we provide to our executive officers and directors and how our compensation practices compared to the compensation practices of our peer companies. Compensia reports directly to the Compensation Committee. Compensia does not provide any services to us other than the services provided to the Compensation Committee. Our Compensation Committee believes that Compensia does not have any conflicts of interest in advising the Compensation Committee under applicable SEC rules or NYSE listing standards.

The members of our Compensation Committee are “non-employee” directors under Rule 16b-3 of the Exchange Act, “outside directors” under applicable tax rules, and qualify as independent under Rule 10C of the Exchange Act and related NYSE listing standards, as determined by our Board.

Nominating and Governance Committee

The Nominating and Governance Committee oversees the nomination of directors, including, among other things, identifying, considering, and nominating candidates to our Board. Our Nominating and Governance Committee also recommends corporate governance guidelines and policies and advises the Board on corporate governance and Board performance matters, including recommendations regarding the structure and composition of the Board and the Board’s committee. In addition, it oversees the annual evaluation of our Board and individual directors and advises the Board on matters that may involve members of the Board or our executive officers and that may involve a conflict of interest or taking of a corporate opportunity. Our Nominating and Governance Committee also evaluates potential candidates for our Board on an ongoing basis.

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Proposal One

The members of our Nominating and Governance Committee are non-employee members of our Board and are independent under the listing standards of the NYSE applicable to Nominating and Governance Committee members.

Compensation Committee Interlocks and Insider Participation

During fiscal 2019, our Compensation Committee consisted of Messrs. Codd and Ritter. None of our executive officers serves, or served during fiscal 2019, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or our Compensation Committee.

Director Compensation

The following table sets forth information about the compensation of the non-employee members of our Board who served as a director during fiscal 2019. Other than as set forth in the table and described more fully below, during fiscal 2019, we did not pay any fees to, make any equity awards or non-equity awards to or pay any other compensation to the non-employee member of our Board. Mr. Gassner, our Chief Executive Officer, receives no compensation for his service as a director and, therefore, is not included in the table below.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)(4)	Total ($)
Timothy C. Barabe	50,000	237,496	287,496
Mark Carges	50,000	199,928	249,928
Paul E. Chamberlain	50,000	224,919	274,919
Ronald E.F. Codd	50,000	262,487	312,487
Gordon Ritter	50,000	274,983	324,983
Paul Sekhri	50,000	204,992	254,992
(1)	Represents the annual cash retainers paid to each director.
(2)	Represents the aggregate grant date fair value of RSUs and stock options granted to the director during fiscal 2019, computed in accordance with FASB ASC Topic No. 718. See note 9 of the notes to our consolidated financial statements included in our annual report on Form 10-K filed on March 28, 2019 for a discussion of the assumptions made by us in determining the grant date fair values of our equity awards.
(3)	As of January 31, 2019, the above-listed non-employee directors held outstanding options to purchase shares of our Class A common stock as follows: Mr. Barabe — 0; Mr. Carges — 0; Mr. Chamberlain — 0; Mr. Codd — 40,000; Mr. Ritter — 0; and Mr. Sekhri — 20,000. As of January 31, 2019, Mr. Codd also held an outstanding option to purchase 119,250 shares of Class B common stock which represents the unexercised and vested portion of an option granted in March 2012 for 312,500 shares of Class B common stock.
(4)	As of January 31, 2019, the above-listed non-employee directors held outstanding RSUs under which the following number of shares of our Class A common stock were issuable upon vesting: Mr. Barabe — 1,454; Mr. Carges — 1,224; Mr. Chamberlain — 1,377; Mr. Codd — 1,607; Mr. Ritter — 1,683; and Mr. Sekhri — 1,255.

Non-Employee Director Compensation Plan

Effective June 13, 2018 and in consultation with Compensia, the Board approved the following changes to non-employee director compensation: (1) increased the value of the annual grant of RSUs from $150,000 to $200,000 and (2) created additional grants of RSUs to members and the chair of the Nominating and Governance Committee. All other components of the non-employee director compensation program remained unchanged.

Each non-employee member of the Board receives an annual cash retainer of $50,000, paid in quarterly installments.

12 Veeva Systems Inc. | 2019 Proxy Statement

Proposal One

Non-employee members of the Board also receive grants of RSUs under our 2013 Equity Incentive Plan on the date of our annual meeting of stockholders. Such annual grants are valued on the date of grant and vest quarterly over one year. On the date of each annual meeting of stockholders, each non-employee director who is serving on the Board as of such date will be issued RSUs valued at $200,000 of our Class A common stock. In addition, the non-executive chairman or lead independent director will receive an additional issuance of RSUs valued at $50,000 of our Class A common stock.

Non-employee members of the Audit Committee, Compensation Committee, and Nominating and Governance Committee are granted additional RSUs as follows.

•	Audit Committee
○	Members: RSUs valued at $25,000
○	Chair: RSUs valued at $50,000
•	Compensation Committee
○	Members: RSUs valued at $12,500
○	Chair: RSUs valued at $25,000
•	Nominating and Governance Committee
○	Members: RSUs valued at $5,000
○	Chair: RSUs valued at $12,500

New directors will receive cash and equity compensation on a pro-rated basis to coincide with our annual director compensation period, which begins in the month of our annual meeting of stockholders.

We also have a policy of reimbursing directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Stock Ownership Guidelines

To further align the interests of our directors and executive officers with those of our stockholders and based on recommendations from our stockholders during our fiscal 2019 engagement, our Board recently adopted stock ownership guidelines. Under these guidelines, each director must own Veeva stock with a value of three times the annual cash retainer for Board service. Our directors are required to achieve these ownership levels within three years of the later of March 19, 2019 (the date our Board adopted stock ownership guidelines) or the date of such director’s election or appointment.

The guidelines may be satisfied by ownership of shares of our Class A or Class B common stock or vested and unexercised stock options.

As of the end of the first quarter of fiscal 2020, all of our directors were in compliance with these guidelines.

See “Executive Compensation—Compensation Discussion and Analysis—Other Compensation-Related Policies—Stock Ownership Guidelines” for information about the guidelines applicable to our executive officers.

Veeva Systems Inc. | 2019 Proxy Statement 13

CORPORATE GOVERNANCE

Overview of Our Corporate Governance Program and Recent Actions

The highlights of our corporate governance program are as follows:

•	Majority independent Board
•	Completely independent committees
•	Separate Chairman and CEO positions
•	All members of Audit Committee are “financial experts”
•	Independent directors meet without management present
•	Annual Board evaluation (led by third party)
•	Members of management other than executive officers regularly attend and present at Board meetings
•	Qualified diverse candidate pool policy in our Corporate Governance Guidelines*
•	Automatic sunset of our dual class structure in October 2023
•	Code of Conduct applicable to directors and executive officers
•	Corporate Citizenship statement posted to our website*
•	Anti-hedging and pledging policies in our Insider Trading Policy
•	Our 10b5-1 trading plan guidelines follow best practices
•	Stock ownership guidelines for directors and executive officers*
•	Change in circumstances with director resignation policy in our Corporate Governance Guidelines
•	Annual review of committee charters and corporate governance policies
•	Board continuing education program
*	Implemented during fiscal 2019 and fiscal 2020.

We regularly review our current corporate governance practices against best practices and peer benchmarks. Over the past several years, we have taken the following steps, which are described in more detail elsewhere in this Proxy Statement:

•	In March 2019, we reviewed and made changes to our overall compensation program (for both executive officers and employees) with a view toward retention and stockholder alignment (see “Executive Compensation” for more details). We also adopted stock ownership guidelines for directors and executive officers.
•	In 2018, the Board adopted a qualified diverse candidate pool policy, which codifies the Board’s effort since 2014 to recruit female candidates for Board membership (see “Considerations in Evaluating Director Nominees and Board Diversity” for more details).
•	In 2018, we initiated our first broad-based stockholder engagement program to elicit the views of our investors on corporate governance and executive compensation matters (see “Fiscal 2019 Stockholder Engagement on Corporate Governance Matters” for more details) and publicly posted a Corporate Citizenship statement to our website.
•	In 2018, we added proxy statement disclosure regarding Board evaluations and the Director Education Policy, which we adopted to assist our directors in staying abreast of developments in corporate governance and other matters relevant to board service (see “Director On-Boarding and Continuing Education” for more details).
•	In 2017, we increased the frequency and duration of Nominating and Governance Committee meetings as a commitment to ongoing Board candidate recruitment and improvement of our corporate governance practices.
•	In 2017, we significantly enhanced proxy statement readability and presentation by increasing wayfinding language and hyperlinks, adding summary sections, and combining the proxy statement and annual report.
14 Veeva Systems Inc. | 2019 Proxy Statement

Corporate Governance

Fiscal 2019 Stockholder Engagement on Corporate Governance Matters

In 2018, we initiated our first broad-based stockholder engagement program to gather direct feedback from stockholders on corporate governance matters. As part of this new program, we proactively reached out to the top 15 holders of our Class A common stock and other investors with which we have engaged on these matters in the past, representing approximately 54% of our outstanding Class A common stock. We met with 11 of our stockholders, representing approximately 40% of our outstanding Class A common stock individually to discuss executive compensation and corporate governance matters.

We believe the meetings with our stockholders were informative and productive. The meetings were predominantly focused upon the following topics: (1) board diversity; (2) executive compensation; (3) corporate social responsibility matters; and (4) other corporate governance matters.

We reviewed with our Board the key discussion points from these meetings with the goal of being responsive to stockholder feedback and continuing to improve our corporate governance practices. We plan to continue this practice.

Corporate Governance Policies

Our Board has adopted a Code of Conduct that applies to all of our directors, employees, and officers, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Code of Conduct is posted on our website. Each committee of our Board has a written charter approved by our Board. Copies of each charter are also posted on our website. On an annual basis, our Board and its committees review our Corporate Governance Guidelines, the written charters for each of the Board’s committees, and our Code of Conduct against best practices and peer benchmarks. We will disclose any future amendments to, or waiver of, our Code of Conduct, on our website.

Director Independence

Our Class A common stock is listed on the NYSE. The listing standards of the NYSE generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has determined that none of our non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of the NYSE. The independent members of our Board hold separate regularly scheduled executive session meetings at which only independent directors are present.

Considerations in Evaluating Director Nominees and Board Diversity

Our Nominating and Governance Committee reviews on at least an annual basis, the composition of the Board, including character, judgment, diversity, independence, expertise, corporate experience, length of service, other commitments, and the like. Our Nominating and Governance Committee considers all aspects of each candidate’s qualifications and skills in the context of the needs of Veeva with a view toward creating a Board with a diversity of experience and perspectives, including diversity with respect to race, gender, geography, and areas of expertise. Accordingly, as set forth in our Corporate Governance Guidelines, when evaluating candidates for nomination as new directors, our Nominating and Governance Committee will consider a set of candidates that includes candidates of different genders.

Veeva Systems Inc. | 2019 Proxy Statement 15

Corporate Governance

Diversity is important to us, and we have always had diversity within our management team and across the company. Currently, one-third of our executive team, which is comprised of our Chief Executive Officer and his direct reports, are women. We have also had female representation on our Board for much of our history (i.e., from our inception in January 2007 until July 2014). Since that time, while identifying and recruiting director candidates, our Chief Executive Officer and other Board members have targeted and interviewed several qualified female candidates. In keeping with our qualified diverse candidate pool policy, our Chief Executive Officer and Board members engaged a number of female candidates simultaneously with the Board’s consideration of Mr. Wallach’s appointment, which is effective January 1, 2020. Our Nominating and Governance Committee and Board as a whole remain focused on increasing the diversity of our Board in the near term.

Board Leadership Structure

Pursuant to our Corporate Governance Guidelines, our Board may separate or combine the roles of the Chairman of the Board and Chief Executive Officer when and if it deems it advisable and in our best interests and in the best interests of our stockholders to do so. We currently separate the roles of Chairman and Chief Executive Officer. Our Board is currently chaired by Mr. Ritter. Separating the roles of Chief Executive Officer and Chairman allows our Chief Executive Officer to focus on our day-to-day business while allowing the Chairman to lead our Board in its fundamental role of providing independent advice to, and oversight of, management. Our Board believes that having an independent director serve as Chairman is the appropriate leadership structure for us at this time, and the Board will periodically consider the Board’s leadership structure. Mr. Ritter, as our Chairman, presides over separate regularly scheduled executive session meetings at which only independent directors are present. Our Corporate Governance Guidelines are posted on our website.

Board Composition

Our business affairs are managed under the direction of our Board, which is currently composed of seven members. Six of our directors are independent within the meaning of the NYSE listing standards. Our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or the earlier of his or her death, resignation, or removal. The classification of our Board may have the effect of delaying or preventing changes in our control or management.

Communications with the Board

Stockholders and other interested parties wishing to communicate with our Board or with an individual member of our Board may do so by writing to the Board or to the particular member of the Board, care of the Corporate Secretary by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder or interested party communication. All such communications will be forwarded to the director or directors to whom the communications are addressed.

16 Veeva Systems Inc. | 2019 Proxy Statement

Corporate Governance

Board and Committee Evaluations

Pursuant to its charter, the Nominating and Governance Committee oversees the self-evaluation of the Board, and since 2015, we have engaged outside counsel to conduct interviews with each director regarding, among other things, Board and Board committee membership, structure, performance, and areas for improvement. These meetings take place during the summer and are reported on during the first cycle of Board meetings in the fall. The purpose of the evaluation is to assess the Board as a whole, and we believe that this process allows Board members to:

•	Gain a better understanding of what it means to be an effective Board, including identifying strategies to enhance Board performance;
•	Evaluate overall Board composition;
•	Assess Board and committee roles and responsibilities;
•	Provide anonymous feedback on peers;
•	Clarify the expectations that directors have of themselves and of each other;
•	Foster effective communications among directors and between the Board and management;
•	Identify and discuss areas for potential improvement; and
•	Identify Board goals and objectives for the coming year.

Following the interviews, the results are discussed with the Nominating and Governance Committee, the Chairman of the Board, and, where relevant, with management, and presented to and discussed with the full Board during executive session. Where appropriate, further action is taken consistent with these Board discussions.

Board Oversight of Risk

One of the key functions of our Board is informed oversight of our risk management process. Our Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities. Our Board is responsible for assuring that an appropriate culture of risk management exists within Veeva, monitoring and assessing strategic risk exposure, and focusing on how we address specific risks, such as cybersecurity and technology risks, brand and reputation risks, strategic and competitive risks, operational risks, financial risks, and legal and compliance risks. Our executive officers are responsible for the day-to-day management of the material risks we face. On a regular basis, our Board administers its oversight function directly as well as through its various standing committees that address the risks inherent in their respective areas of oversight. For example, our Audit Committee is responsible for overseeing the management of risks associated with our financial reporting, accounting, and auditing matters as well as overseeing our internal audit function and our enterprise risk management and compliance programs; our Compensation Committee oversees the management of risks associated with our compensation policies and programs; and our Nominating and Governance Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, and director succession planning.

Board’s Role in Human Capital Management

Our Board believes that human capital management is an important component of our continued growth and success. Our Board has regular involvement in talent retention and development and succession planning, and the Board provides input on important decisions in each of these areas. The Board has primary responsibility for Chief Executive Officer succession planning and monitors management’s succession plans for other key executives. The Board believes that the establishment of a strong management team is the best way to prepare for an unanticipated executive departure.

In addition, members of our Board regularly engage with employees at all levels of the organization, including through periodic visits to Veeva’s headquarters in Pleasanton, California and attendance at employee and customer events, to gain insight into a broad range of human capital management topics,

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Corporate Governance

including corporate culture, diversity, employee development, and compensation and benefits. Our Board and management consider employee feedback in evaluating employee programs and benefits and in monitoring our current practices for potential areas of improvement.

In particular, our Compensation Committee administers and provides oversight of our cash- and equity-based compensation programs and reviews with management our major compensation-related risks, including as they relate to retention of our key executives and employees. Our general compensation philosophy is that we pay at market for a location based on contribution. In order to foster an ownership culture amongst our employees, management, in consultation with our Board and Compensation Committee, established a new equity compensation program for our employees other than our Chief Executive Officer in late fiscal 2019. Our new compensation program consists of three primary components: total cash compensation (base salary and, in some cases, variable cash compensation), a “stock bonus” in the form of an annual RSU grant, and long-term equity incentives in the form of stock options. We believe that this combination of cash compensation, RSUs, and stock options attract, fairly compensate, appropriately incentivize, and retain our employees in a manner that aligns their long-term interests with those of our stockholders.

Director On-Boarding and Continuing Education

Upon joining our Board, directors are provided with an orientation about us, which includes introductions to members of our senior management and information about our operations, performance, strategic plans, and corporate governance practices.

Our Board believes that our stockholders are best served by a Board comprised of individuals who are up to date on corporate governance and other matters relevant to board service. To encourage those efforts, our Board has adopted a Director Education Policy that encourages all directors to pursue ongoing education and development on topics that they deem relevant given their individual backgrounds and committee assignments on our Board. Our directors are encouraged and provided with opportunities to attend educational sessions on subjects that would assist them in discharging their duties. Pursuant to the Director Education Policy, we will reimburse directors up to $12,000 each fiscal year to pursue education and development. In addition and in order to facilitate ongoing education, our management provides to our directors on a periodic basis pertinent articles and information relating to our business, our competitors, and corporate governance and regulatory issues.

Stockholder Recommendations for Nominations to the Board

Our Nominating and Governance Committee has adopted Policies and Procedures for Director Candidates. Stockholder recommendations for candidates to our Board must be received by December 31st of the year prior to the year in which the recommended candidates will be considered for nomination must be directed in writing to our principal executive offices, Attention: Corporate Secretary; and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between us and the candidate within the last three years, and evidence of the recommending person’s ownership of our capital stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on the Board, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers, and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

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Corporate Governance

SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons, we believe that during fiscal 2019, all Section 16(a) filing requirements were satisfied on a timely basis.

Certain Relationships and Related Party Transactions

In addition to the compensation arrangements with our directors and executive officers described elsewhere in this Proxy Statement, the following is a description of each transaction since February 1, 2018 and each currently proposed transaction in which:

•	we have been or are to be a participant;
•	the amount involved exceeds or will exceed $120,000; and
•	any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors

Theodore Wallach, a brother of Matthew J. Wallach, our President, has been employed by us since September 2010. Theodore Wallach serves as a senior product manager. During fiscal 2019, Theodore Wallach had total cash compensation of $179,649, which included a payout of accrued PTO that resulted when we ceased permitting PTO accrual.

Lisa Halsey, a sister-in-law of Timothy S. Cabral, our Chief Financial Officer, has been employed by us since August 2015. Ms. Halsey serves as a director on our employee success team. During fiscal 2019, Ms. Halsey had total cash compensation of $139,479.

The compensation level for each of Theodore Wallach and Ms. Halsey was comparable to the compensation paid to employees in similar positions that were not related to our executive officers. While neither Theodore Wallach nor Ms. Halsey received equity awards in fiscal 2019, they were eligible for equity awards on the same general terms and conditions as other employees in similar positions who were not related to our executive officers.

Indemnification Agreements

We have entered into indemnification agreements with our directors, executive officers, and other key employees. The indemnification agreements provide that we indemnify each of our directors, executive officers, and key employees to the fullest extent permitted by Delaware law, our Certificate, and our Bylaws against expenses incurred by that person because of his or her status as one of our directors, executive officers, or key employees. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding.

Policies and Procedures for Related Party Transactions

Pursuant to our Code of Conduct and Audit Committee charter, any related party transaction or series of transactions with an executive officer, director, or any of such person’s immediate family members or affiliates, in which the amount, either individually or in the aggregate, involved exceeds $120,000 must be presented to our Audit Committee for review, consideration, and approval. All of our directors and executive officers are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed transactions, our Audit Committee shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the

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Corporate Governance

risks, costs, and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those transactions that, in light of known circumstances, are not inconsistent with Veeva’s best interests, as our Audit Committee determines in the good faith exercise of its discretion.

20 Veeva Systems Inc. | 2019 Proxy Statement

EXECUTIVE OFFICERS

The following table provides information concerning our executive officers as of May 9, 2019.

Name	Age	Position(s)
Peter P. Gassner	54	Chief Executive Officer and Director
Matthew J. Wallach	46	President
Timothy S. Cabral	51	Chief Financial Officer
E. Nitsa Zuppas	49	Chief Marketing Officer
Alan V. Mateo	57	Executive Vice President, Global Sales
Josh Faddis	47	Senior Vice President, General Counsel and Corporate Secretary
Frederic Lequient	50	Senior Vice President, Global Customer Services

Peter P. Gassner. See biographical information set forth under “Proposal One — Nominees for Election at the Annual Meeting (Class III).”

Matthew J. Wallach is one of our founders and has served in various senior executive roles since joining Veeva in March 2007. He currently serves as our President and prior to that served as our Chief Strategy Officer from September 2010 to August 2013. Between April 2005 and March 2007, Mr. Wallach served as Chief Marketing Officer at Health Market Science, Inc., a supplier of healthcare data solutions. From January 2004 to December 2004, Mr. Wallach served as Vice President of Marketing and Product Management at IntelliChem, Inc., a provider of scientific content management solutions. Mr. Wallach was previously the General Manager of the Pharmaceuticals & Biotechnology division at Siebel Systems, Inc., a customer relationship management software company, from August 1998 to December 2003. Mr. Wallach serves on the board of directors of HealthVerity, Inc., a private healthcare data company. Mr. Wallach earned a Bachelor of Arts degree in Economics from Yale University and a Master of Business Administration from the Harvard Business School. Effective June 3, 2019, Mr. Wallach will retire from his role as President.

Timothy S. Cabral has served as our Chief Financial Officer since February 2010. Prior to joining Veeva, Mr. Cabral served as Chief Financial Officer and Chief Operations Officer for Modus Group, LLC, a wireless solutions and services company, from February 2008 to February 2010 and served as Chief Financial Officer and Vice President of Operations for Agistics, Inc., an employee management services company, from March 2005 to June 2007. Mr. Cabral previously spent more than seven years at PeopleSoft, beginning in November 1997, where he held various positions, including Vice President of Products & Technology Finance and Senior Director of Corporate FP&A. Mr. Cabral served on the board of directors of Apttus Corporation, a private software provider, from October 2017 to October 2018, when it was acquired by Thomas Bravo. Mr. Cabral earned a Bachelor of Science degree in Finance from Santa Clara University and a Master of Business Administration from the Leavey School of Business at Santa Clara University.

E. Nitsa Zuppas has served as our Chief Marketing Officer since March 2013. Prior to joining Veeva, Ms. Zuppas served as Chief Marketing Officer for First Virtual Group, a diversified holding company with global interests in real estate, agribusiness, philanthropy, and global financial asset management, and Executive Director of the Siebel Foundation from February 2006 to March 2013. From March 1998 to January 2006, Ms. Zuppas served in a number of executive roles at Siebel Systems, including Director, Product Marketing, Senior Director, Investor Relations, General Manager, Siebel Retail, and Vice President, Marketing. Ms. Zuppas earned a Bachelor of Arts degree in Art History from California State University.

Alan V. Mateo has served as our Executive Vice President, Global Sales since April 2015. Prior to joining Veeva, Mr. Mateo served in various executive roles at Medidata Solutions, Inc., a provider of a platform of cloud-based solutions for life sciences, from March 2005 to February 2015, including as Executive Vice President of Field Operations from January 2014 to February 2015. Before Medidata, Mr. Mateo spent 11 years at PeopleSoft, where his responsibilities included product lines sales, sales operations and the integration of JD Edwards into PeopleSoft’s global sales organization. Prior to PeopleSoft, Mr. Mateo was

Veeva Systems Inc. | 2019 Proxy Statement 21

Executive Officers

northeast sales director for Red Pepper Software Co., a provider of supply chain management planning application software, and a major account executive at JD Edwards. Mr. Mateo earned a Bachelor of Science in both Computer Science and Marketing from Juniata College.

Josh Faddis has served as our Senior Vice President since April 2016 and General Counsel since September 2012. Mr. Faddis has also served as our Corporate Secretary since May 2013. Prior to joining Veeva, Mr. Faddis served in various roles at Taleo Corporation, a software-as-a-service provider of human capital management solutions, beginning in June 2001 through April 2012, including Senior Vice President, General Counsel, and Corporate Secretary. Prior to joining Taleo, Mr. Faddis conducted intellectual property and business litigation at Fulbright & Jaworski LLP and served as a Judicial Clerk for the Honorable Justice Craig Enoch, Supreme Court of the State of Texas. Mr. Faddis earned a Bachelor of Science in Agricultural Economics from Texas A&M University, magna cum laude, and a Juris Doctor degree from the Georgetown University Law Center.

Frederic Lequient has served as our Senior Vice President, Global Customer Services since February 2016. Prior to joining Veeva, Mr. Lequient served as Vice President, Customer Success at PubMatic, Inc., a marketing automation software platform company, from April 2015 to December 2015. From April 2014 to January 2015, Mr. Lequient served as Senior Vice President, Customer Success at FollowAnalytics, Inc., a provider of a mobile marketing automation and engagement platform. From April 2012 to April 2014, Mr. Lequient served as Group Vice President, Consulting at Oracle Corporation, an enterprise software company. From September 1999 to April 2012, Mr. Lequient served in various roles at Taleo, including as Vice President, Field Solutions and Business Development. Mr. Lequient earned a Bachelor of Engineering in Industrial Engineering from Université de Montréal — Ecole polytechnique de Montréal.

22 Veeva Systems Inc. | 2019 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2019 for:

•	each of our named executive officers;
•	each of our directors;
•	all of our executive officers and directors as a group; and
•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 127,651,159 shares of Class A common stock and 19,187,638 shares of Class B common stock outstanding at March 31, 2019. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options and RSUs held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of March 31, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Veeva Systems Inc., 4280 Hacienda Drive, Pleasanton, California 94588.

	Shares Beneficially Owned						% Total Voting Power (1)
	Class A			Class B
Name of Beneficial Owner	Shares	%		Shares	%
Named Executive Officers and Directors:
Timothy C. Barabe	9,346		*	—	—		*
Timothy S. Cabral (2)	—	—		494,494	2.6		1.5
Mark Carges	4,239		*	—	—		*
Paul E. Chamberlain	13,135		*	—	—		*
Ronald E.F. Codd (3)	52,091		*	210,500	1.1		*
Josh Faddis (4)	1,073		*	11,417		*	*
Peter P. Gassner (5)	—	—		16,041,666	72.8		46.1
Frederic Lequient (6)	29,827		*	—	—		*
Alan V. Mateo (7)	119,849		*	—	—		*
Gordon Ritter (8)	545,506		*	2,450,000	12.8		7.8
Paul Sekhri (9)	36,468		*	—	—		*
Matthew J. Wallach (10)	—	—		1,026,054	5.3		3.2
E. Nitsa Zuppas (11)	27,205		*	37,200		*	*
All Executive Officers and Directors as a Group (13 persons) (12)	838,739		*	20,271,331	89.9		57.6
5% Stockholders:
The Vanguard Group (13)	11,605,165	9.1		—	—		*
Morgan Stanley (14)	10,894,349	8.5		—	—		3.3
BlackRock, Inc. (15)	6,991,634	5.5		—	—		1.9
Artisan Partners Limited Partnership (16)	6,475,746	5.1		—	—		1.8

*	Less than 1 percent.

Veeva Systems Inc. | 2019 Proxy Statement 23

Security Ownership of Certain Beneficial Owners and Management

(1)	Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share. Each share of Class B common stock is convertible, at any time at the option of the holder, into one share of Class A common stock.
(2)	Includes (i) 10,000 shares of Class B common stock held by Mr. Cabral and Julia Cabral as community property, (ii) 335,934 shares of Class B common stock held by The Cabral Family Trust dated April 17, 2001, and (iii) 148,560 shares of Class B common stock issuable to Mr. Cabral pursuant to options exercisable within 60 days of March 31, 2019.
(3)	Includes (i) 12,091 shares of Class A common stock held by Mr. Codd, (ii) 40,000 shares of Class A common stock issuable to Mr. Codd pursuant to options exercisable within 60 days of March 31, 2019, (iii) 104,250 shares of Class B common stock held by the Codd Revocable Trust dated March 6, 1998, and (iv) 106,250 shares of Class B common stock issuable to Mr. Codd pursuant to an option exercisable within 60 days of March 31, 2019.
(4)	Includes (i) 1,073 shares of Class A common stock held by Mr. Faddis, (ii) 9,750 shares of Class B common stock held by Mr. Faddis, and (iii) 1,667 shares of Class B common stock issuable to Mr. Faddis pursuant to options exercisable within 60 days of March 31, 2019.
(5)	Includes (i) 10,000,000 shares of Class B common stock held by Mr. Gassner, (ii) 3,208,333 shares of Class B common stock held by Peter Gassner and Piyajit Gassner as Community Property and (iii) 2,833,333 shares of Class B common stock issuable to Mr. Gassner pursuant to options exercisable within 60 days of March 31, 2019.
(6)	Includes (i) 4,827 shares of Class A common stock held by Mr. Lequient and (ii) 25,000 shares of Class A common stock issuable to Mr. Lequient pursuant to an option exercisable within 60 days of March 31, 2019.
(7)	Includes (i) 23,478 shares of Class A common stock held by Mr. Mateo, (ii) 94,621 shares of Class A common stock issuable to Mr. Mateo pursuant to an option exercisable within 60 days of March 31, 2019, and (iii) 1,750 shares of Class A common stock issuable to Mr. Mateo pursuant to RSUs vesting within 60 days of March 31, 2019.
(8)	Includes (i) 1,683 shares of Class A common stock held by Mr. Ritter, (ii) 543,823 shares of Class A common stock held by the Ritter-Metzler Revocable Trust dated November 6, 2000, and (iii) 2,450,000 shares of Class B common stock held by Emergence Capital Partners II, L.P. (ECP II). Mr. Ritter, a member of our Board, is a member of Emergence GP Partners, LLC (EGP) and has shared voting and dispositive power with regard to the shares directly held by ECP II. EGP is the sole general partner of Emergence Equity Partners II, L.P., which is the sole general partner of ECP II. Mr. Ritter disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein.
(9)	Includes (i) 16,468 shares of Class A common stock held by Mr. Sekhri and (ii) 20,000 shares of Class A common stock issuable to Mr. Sekhri pursuant to an option exercisable within 60 days of March 31, 2019.
(10)	Includes (i) 195,650 shares of Class B common stock held by Mr. Wallach, (ii) 300,000 shares of Class B common stock held by the Matt Wallach 2012 Irrevocable Trust, (iii) 300,000 shares of Class B common stock held by the Matt Wallach 2013 Irrevocable Trust, and (iv) 230,404 shares of Class B common stock issuable to Mr. Wallach pursuant to options exercisable within 60 days of March 31, 2019.
(11)	Includes (i) 11,738 shares of Class A common stock held by Ms. Zuppas, (ii) 15,467 shares of Class A common stock issuable to Ms. Zuppas pursuant to an option exercisable within 60 days of March 31, 2019, and (iii) 37,200 shares of Class B common stock issuable to Ms. Zuppas pursuant to an option exercisable within 60 days of March 31, 2019.
(12)	Includes (i) 641,901 shares of Class A common stock and (ii) 16,913,917 shares of Class B common stock beneficially owned by our directors and executive officers.
(13)	Based solely on information reported on a Schedule 13G/A filed with the SEC on February 11, 2019, The Vanguard Group has sole voting power over 91,315 shares of Class A common stock, shared voting power over 33,358 shares of Class A common stock, sole dispositive power over 11,480,386 shares of Class A common stock, and shared dispositive power over 124,779 shares of Class A common stock. The subsidiaries included in the report were as follows: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(14)	Based solely on information reported on a Schedule 13G/A filed with the SEC on February 12, 2019, Morgan Stanley has shared voting power over 10,489,524 shares of Class A common stock and shared dispositive power over 10,894,349 shares of Class A common stock. An additional person identified in the report was Morgan Stanley Investment Management Inc. The address of the reporting persons is 1585 Broadway, New York, New York 10036.
(15)	Based solely on information reported on a Schedule 13G/A filed with the SEC on February 6, 2019, BlackRock, Inc. has sole voting power over 6,012,086 shares of Class A common stock and sole dispositive power over 6,991,634 shares of Class A common stock. The address of the reporting person is 55 East 52nd Street, New York, New York 10055.
(16)	Based solely on information reported on a Schedule 13G/A filed with the SEC on February 7, 2019, Artisan Partners Limited Partnership has shared voting power over 5,810,631 shares of Class A common stock and shared dispositive power over 6,475,746 shares of Class A common stock. Additional persons identified in the report were as follows: Artisan Investments GP LLC, Artisan Partners Holdings LP, and Artisan Partners Asset Management Inc. The address of the reporting persons is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202.
24 Veeva Systems Inc. | 2019 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains our compensation philosophy, policies, and practices for the following individuals, who are our “named executive officers” or “NEOs” for fiscal 2019.

Name	Position
Peter P. Gassner	Chief Executive Officer
Timothy S. Cabral	Chief Financial Officer
Josh Faddis	Senior Vice President, General Counsel and Corporate Secretary
Frederic Lequient	Senior Vice President, Global Customer Services
Alan V. Mateo	Executive Vice President, Global Sales
Matthew J. Wallach*	President
E. Nitsa Zuppas	Chief Marketing Officer
*	Mr. Wallach will retire as President on June 3, 2019.

In fiscal 2019, all our executive officers had identical total annual compensation as calculated for the purpose of disclosure in our Summary Compensation Table. Therefore, all our executive officers are NEOs. More detailed information about the compensation provided to our NEOs is set forth in the Summary Compensation Table and other tables that follow this section, including the accompanying footnotes and narratives relating to those tables.

Executive Summary

Since our initial public offering (“IPO”) in October 2013, our Board and Compensation Committee have maintained a simple structure for our executive compensation programs. We pay our NEOs cash compensation that is below the cash compensation levels paid by our peers, we do not offer them a short-term cash incentive program, and we place heavy emphasis on our long-term equity compensation program, generally in the form of stock options and restricted stock units (“RSUs”). In fiscal 2019, all of our NEOs were paid identical annual base salaries, none received short-term cash incentive bonuses, and none received any new equity awards although all NEOs continued to vest in and receive significant compensation value from equity awards granted to them in prior fiscal years.

Our Board and Compensation Committee have adhered to this executive compensation approach since our IPO because this program, with its unique long-term focus, has been effective at incentivizing and retaining our senior executives through fiscal 2019 and aligning the interests of our senior management team with those of our stockholders.

Because several of the equity awards granted to our NEOs before our IPO are or will soon be fully vested, we began a process in fiscal 2019 to evaluate and restructure our executive compensation program for the future. Our Compensation Committee, after considering feedback from our stockholder outreach program conducted during fiscal 2019 and with our Board’s approval, implemented a new executive compensation program in early fiscal 2020. Although these actions did not occur during fiscal 2019, we summarize our new executive compensation program below in “Other Compensation Information and Policies—Recent Fiscal 2020 Executive Compensation Decisions.”

Advisory Vote on Compensation

We submitted to our stockholders at the 2018 annual meeting of stockholders a proposal for an advisory (non-binding) “say-on-pay” vote on the compensation of our NEOs. Leading up to our 2018 annual meeting of stockholders, certain proxy advisory firms recommended a vote against our advisory say-on-pay proposal. After those recommendations, members of the Corporate Secretary’s office and Investor Relations team reached out to our top holders and were able to engage with several stockholders to discuss our executive compensation philosophy. Our Compensation Committee appreciated the diverse opinions expressed by these stockholders in response to our unique executive compensation program structure and considered this information, among other factors, as it made the

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Executive Compensation

decision to implement a new executive compensation program for fiscal 2020 as described in more detail in “Other Compensation Information and Policies—Recent Fiscal 2020 Executive Compensation Decisions.”

We were pleased that, even with the negative recommendations described above, approximately 77% of the votes cast at the annual meeting of stockholders in 2018 were cast in favor of our advisory say-on-pay proposal. The Compensation Committee intends to continue to monitor stockholder concerns, including the results of future say-on-pay advisory votes, in making future decisions affecting the compensation of our NEOs.

Executive Compensation Philosophy, Objectives, and Components

We operate in the software and technology industry and face a highly competitive environment for top-level executive talent. To accomplish our business and growth objectives, we must be able to attract and retain talented executives whose skills and experience enable them to contribute to our long-term success. To that end, the principal objectives and philosophy of our executive compensation programs are to attract, fairly compensate, appropriately incentivize, and retain our executives in a manner that aligns their long-term interests with those of our stockholders. In fiscal 2019, the primary components of the compensation program for our NEOs were base salary and continued vesting during the course of the year of stock options and, with respect to certain NEOs, RSUs that had been granted in prior fiscal years.

Role of Compensation Committee, Management and Compensation Consultant

Role of Compensation Committee. Our Board established a Compensation Committee to discharge its responsibilities relating to our executive compensation policies and programs. Our Compensation Committee evaluates the performance of our Chief Executive Officer and determines his compensation. The Compensation Committee also determines the compensation of our other executive officers in consultation with our Chief Executive Officer. In making its decisions, our Compensation Committee considers such matters as its members deem appropriate, including our financial and operating performance, the performance of our Class A common stock, factors specific to individual executives such as their individual achievements and retention concerns, our operational goals, the comparative compensation data described below, the results of our most recent say-on-pay advisory vote, and stockholder feedback on compensation and governance matters. From time to time, our Board approves equity grants to our executive officers upon the recommendation of the Compensation Committee, although our Compensation Committee is also authorized to approve such grants. Our Compensation Committee has delegated authority to our Chief Executive Officer to make certain routine equity award grants. For additional information on the Compensation Committee, see “Board Committees— Compensation Committee” elsewhere in this Proxy Statement.

Role of Management. Members of management, including our Chief Executive Officer, Chief Financial Officer, and General Counsel, work with our Compensation Committee and often attend the Compensation Committee meetings. Members of management also make presentations to our Compensation Committee regarding our historical equity grants and the adequacy of the remaining equity pool to achieve retention objectives. These materials are also made available to our Board and included in the Compensation Committee’s report to the Board. Although our Chief Executive Officer participates in the discussion and decisions relating to the compensation of our other executive officers, he is not present during deliberations or voting with respect to his own compensation.

Role of Compensation Consultant. Our Compensation Committee has the authority to engage its own advisors to assist it in performing its duties, and we pay the fees charged by such advisors. For fiscal 2019, our Compensation Committee again engaged Compensia to assist it in its decision-making process by providing information on competitive market compensation practices, identifying a peer group against which to compare our compensation programs, providing information including market data on our outside director compensation program, and supplying such other information and recommendations as the

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Executive Compensation

Compensation Committee may from time to time request. Compensia also assisted the Compensation Committee in the extensive review and deliberation process it undertook in the second half of fiscal 2018 related to the stock options granted at that time to our Chief Executive Officer. As part of that process, the Compensation Committee also engaged the services of Aon Hewitt, an international human capital and management consulting firm, for the limited purpose of assisting the Compensation Committee evaluate the likely grant date fair value associated with the option grants.

Peer Group and Competitive Data

With respect to fiscal 2019 compensation for our NEOs, our Compensation Committee considered data supplied by Compensia on the compensation of executives at the peer companies listed below as well as Compensia proprietary benchmark data for comparable roles at similarly situated companies. Our Compensation Committee believes it is useful to review this comparative data when evaluating our executive compensation programs and making compensation decisions for our NEOs. While it uses this data as a reference point, the Compensation Committee does not feel it necessary to mirror the compensation provided by these other companies or to target any specific percentile or range of percentiles for cash, incentive, equity, or total compensation for our executive officers relative to these peer companies.

Compensia evaluates and recommends a peer group annually for executive compensation benchmarking. Since the peer review conducted for fiscal 2018, Compensia re-evaluated our peer group and recommended adding four additional companies to our group: ANSYS, Inc., Blackbaud, Inc., LogMeIn, Inc., and Tyler Technologies, Inc. The peer group consisted of publicly traded software and software services companies that generally had revenues between approximately $500 million and $2 billion, generally experienced high year-over-year revenue growth, and/or had a market capitalization between $2 billion and $25 billion. Our Compensation Committee considered the peer group’s compensation practices data for compensation decisions during and with respect to fiscal 2019. The peer group consisted of the following companies, which our Compensation Committee has determined are appropriate:

ANSYS	Aspen Technology	athenahealth	Blackbaud
Commvault Systems	Cornerstone OnDemand	Guidewire Software	LogMeIn
Medidata Solutions	Palo Alto Networks	ServiceNow	Splunk
Tableau Software	Tyler Technologies	Ultimate Software Group	Workday

Principal Elements of Compensation

The compensation of our NEOs for fiscal 2019 consisted of base salary and continued vesting during the course of the year of stock options and, with respect to certain NEOs, RSUs that had been granted in prior fiscal years. The relative proportion of these components have not been dictated by any particular formula, and the mix and amount of compensation elements has been and will continue to be within the discretion and business judgment of our Compensation Committee.

Our Compensation Committee has structured these compensation programs to attract and retain senior executives, provide competitive levels of more liquid and less volatile compensation through base salary and RSUs, continue to foster an ownership mentality and alignment with the long-term interests of stockholders through the use of RSUs and stock options, and encourage the achievement of key operational goals.

Base Salary. We provide base salaries to our executive officers to compensate them for services rendered on a day-to-day basis and to provide sufficient fixed cash compensation to allow them to fund their personal and household expenses while remaining focused on their responsibilities to Veeva.

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Executive Compensation

Since our IPO, Veeva has maintained a largely flat annual base salary structure for our executive officers. During fiscal 2019, the Compensation Committee increased the annual base salary of all of our NEOs to $325,000 to acknowledge their contributions to the business and increased level of responsibility due to our growth over the two years since the last base salary increase. Base salaries paid to our NEOs for fiscal 2019 are reflected in the Summary Compensation Table below.

Annual Cash Incentive Bonuses. We have generally not offered a short-term cash incentive bonus program to our NEOs since our IPO, and our Compensation Committee again determined for fiscal 2019 not to offer such a program. Rather, our Board and Compensation Committee continue to believe that our reliance on equity compensation adequately facilitates the achievement of corporate operational goals and aligns each NEO with stockholder interest. Accordingly, none of our NEOs were paid any cash incentive bonus for fiscal 2019.

Equity Awards. Equity compensation awards remain an important part of our executive compensation program. We have granted stock options and RSUs from time to time to our employees, including our executive officers, under our stock plans. Our Compensation Committee believes that stock options are inherently performance-based because the holder benefits only if our stock price increases following the grant date, aligning the option holder’s interest closely with those of our stockholders. Historically, our stock options have had at least a five-year vesting schedule. Our Compensation Committee believes that RSUs are also an important component of a competitive compensation program. RSUs supplement our below-market cash compensation and allow a holder, whose cash needs may, at a given time, exceed our below-market cash compensation, to monetize their stock holdings to meet those needs, while still aligning their interests with those of our stockholders. Generally, our RSUs vest over a four-year service vesting period. Note that not all of our NEOs have been granted RSUs. We believe that the combination of stock options and RSUs in our equity compensation program have effectively emphasized an ownership culture and rewarded our executive officers for growing our business.

In fiscal 2019, we did not grant any equity awards to our NEOs. However, all NEOs continued to vest in and receive significant compensation value from equity awards granted to them in prior fiscal years.

CEO Equity Compensation. With respect to our Chief Executive Officer, Mr. Gassner, our Compensation Committee has purposefully placed strong emphasis on long-term incentive compensation in the form of stock options to effectively align his long-term interests with those of our stockholders. In March 2013, several months prior to completing our IPO, our Compensation Committee granted Mr. Gassner options to purchase 3,333,333 shares of our common stock (the “pre-IPO grant”). This grant began vesting over a five-year period beginning February 1, 2015 and will complete vesting at the end of the current fiscal year, fiscal 2020. This grant served as his only long-term incentive compensation for that five-year period. Our Board and Compensation Committee believe that Mr. Gassner’s pre-IPO grant has appropriately and successfully compensated him to lead our business and drive our success and has best aligned his interests with the long-term interests of our stockholders and our vision to build a lasting, growing cloud company.

On January 10, 2018, upon the recommendation of our Compensation Committee, our Board approved an additional grant to Mr. Gassner of options to purchase an aggregate of 2,838,635 shares of our Class A common stock (the “New Options”) with an exercise price above the closing market price on the grant date. The New Options have an exercise price of $60.00 per share, which approximated the 60-day average of closing market prices around our all-time high closing market price prior to January 10, 2018. The closing market price of our stock on January 10, 2018 was $57.68 per share, and the aggregate grant date fair value of the New Options (as reflected in the Summary Compensation Table below) was approximately $87,843,333. Mr. Gassner recused himself from Board discussions related to the New Options and did not attend the January 10, 2018 meeting of the Board.

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Executive Compensation

The table below summarizes the service-based vesting schedule and stock price target conditions upon which Mr. Gassner’s New Options vest and become exercisable:

Number of Shares	Service-Based Vesting Condition	Stock Price Target Vesting Condition	First Date Exercisable	Expiration Date
2,128,975	Continued service as CEO through February 1, 2025, with vesting in monthly increments beginning February 1, 2020	N/A	First monthly increment (1/60th of total) will become vested and exercisable on March 1, 2020, with additional monthly increments becoming exercisable thereafter through February 1, 2025	January 9, 2028
177,415	Same as above	$ 90.00	Same as above, but only if the applicable Stock Price Target has previously been achieved	January 9, 2028
177,415	Same as above	$ 100.00	Same as above, but only if the applicable Stock Price Target has previously been achieved	January 9, 2028
177,415	Same as above	$ 110.00	Same as above, but only if the applicable Stock Price Target has previously been achieved	January 9, 2028
177,415	Same as above	$ 120.00	Same as above, but only if the applicable Stock Price Target has previously been achieved	January 9, 2028

To achieve each of the above Stock Price Target Vesting Conditions, Veeva’s Class A common stock must sustain the specified Stock Price Target for at least 60 consecutive trading days. Each Stock Price Target Vesting Condition may be satisfied at any time prior to the Expiration Date of the option, and, as of the end of the first quarter of fiscal 2020, the $90.00, $100.00, and $110.00 Stock Price Target Vesting Conditions have been satisfied. Consistent with Mr. Gassner’s pre-IPO grant, the New Options are not subject to any contractual vesting acceleration provisions. Moreover, the New Options reflect the continuation of a five-year long-term incentive compensation cycle for Mr. Gassner and do not begin vesting (based upon the service-based vesting conditions) until Mr. Gassner’s pre-IPO grant stock options complete vesting at the end of our fiscal year ending January 31, 2020. The added features of time-based vesting that continue for seven years after grant, Stock Price Target Vesting Conditions that apply to a portion of the New Options set at increments requiring greater than 50% to 100% increases over the exercise price, and the New Option exercise price that was above grant-date closing market price were intended to strongly align Mr. Gassner’s interests with those of our stockholders.

Consistent with its long-term-focused approach as described above, our Board intends that the New Options will be the only long-term incentive awards that it grants Mr. Gassner until at least 2023. Accordingly, the Board has not granted any additional equity awards to Mr. Gassner to date. Our Board and Compensation Committee believe that, at this stage of Veeva’s growth, it continues to be appropriate to evaluate grants to Mr. Gassner on a five-year cadence.

The disclosure rules that apply to the Summary Compensation Table require that we reflect the entire grant date fair value for the New Options in fiscal 2018. In determining to approve or recommend, respectively, the New Options grant, our Board and our Compensation Committee considered the fact that, given the five-year grant cycle for Mr. Gassner and the delayed vesting commencement date, the fair value of the New Options might more appropriately be thought of by allocating the grant date fair value in equal portions to each of the five fiscal years in which the options will vest (i.e., fiscal 2021 through fiscal 2025). The fair value allocated under that methodology to each year of the five-year vesting period would be $17,568,667.

Other NEO Equity Compensation. We have not in the past had a general practice of making annual equity grants to all our executive officers. However, we have from time to time granted equity to at least some of our executive officers for purposes of either recalibrating compensation as compared to our peers or standardizing our compensation approach amongst our executive officers. During fiscal 2019, the

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Executive Compensation

Compensation Committee did not grant any equity awards to our NEOs. However, the continued vesting of each NEO’s previously granted equity awards constituted an important component of our executive compensation program and provided significant compensation value to our NEOs.

Perquisites, Retirement, and Other Benefits. We generally do not provide perquisites or other benefits to our executive officers other than those available to employees generally. We have established a 401(k) tax-deferred savings plan, which permits participants, including our executive officers, to make contributions up to applicable annual statutory limits by salary deduction pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). We are responsible for administrative costs of the 401(k) plan. We match 100% of eligible contributions by our employees, including our executive officers, up to $2,000 per year. Such matching contributions are immediately and fully vested.

Severance and Change in Control Benefits. Other than Mr. Faddis, none of our executive officers is currently eligible for any severance or change in control-related benefits. Please see “Fiscal 2019 Potential Payments Upon Termination or Change in Control” for more details.

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Executive Compensation

Other Compensation Information and Policies

Recent Fiscal 2020 Executive Compensation Decisions

In March 2019, our Compensation Committee conducted its annual executive compensation review and made compensation decisions for our continuing executive officers other than our CEO that will impact their compensation for fiscal 2020 and beyond. The Compensation Committee determined to transition from the program developed at the time of our IPO and utilized through fiscal 2019 to a carefully structured program appropriate to the current stage of our company. In making these decisions, our Compensation Committee considered, among other factors, performance of each continuing executive officer and their contribution to the success of the business, pay levels of our executive officers relative to peers, and the overall competitive market, results of the 2018 advisory say-on-pay vote, and the feedback from our stockholders discussed in “Corporate Governance—Fiscal 2019 Stockholder Engagement on Corporate Governance Matters.” Three primary components make up our new executive compensation program: Base salary, a “stock bonus” in the form of an annual RSU grant, and long-term equity incentives in the form of stock options.

Compensation Element	Description	Purpose
Base Salary	• All executive officers continue to make the same base salary of $325,000	• Compensate for services rendered on a day-to- day basis and to provide sufficient fixed cash compensation to allow executive officers to fund their personal and household expenses
“Stock Bonus”
•   A short-term incentive program (a “stock
     bonus”) utilizing RSUs rather than cash
•   Stock bonuses are designed to ensure that,
     when aggregated with previously granted
     RSUs, the executive officer will have RSUs
     vesting during each fiscal year that achieve a
     value based on a percentage of base salary
•   Target stock bonuses range from 150% to
     300% of base salary, with the specific
     percentage determined with respect to the
     executive officer’s role within the company and
     an amount based on the trailing three-month
     average of the market price of our Class A
     common stock
•   To achieve the desired target stock bonus
     level, executive officers will receive a new
     RSU grant each year that will vest quarterly
     over a one-year period
•   We expect there will be a transition period of
     two years until all executive officers are fully
     under this new annual stock bonus program

•   Rewards annual performance
•   Drives company-wide and individual
     performance
•   Effective retention tool because unvested
     awards are forfeited
•   Allows a holder, whose cash needs may, at a
     given time, exceed our below-market cash
     compensation, to monetize their stock
     holdings to meet those needs, while still
     aligning their interests with those of our
     stockholders

Long-Term Equity Incentives
•   Annual award of stock options for Class A
     common stock based on an “option factor”
     multiplier applied to the number of RSUs
     granted as the stock bonus in the same year
     (i.e., number of RSUs granted for annual stock
     bonus X option factor = number of stock
     options)
•   Option factors range from 4.0 to 6.0
     depending on executive officer’s role
•   Stock options will be granted annually and will
     vest annually over four years
•   We expect that there will be a transition period
     of two years until all executive officers are fully
     under this new annual stock option program

•   Inherently performance-based because the
     holder benefits only if our stock price
     increases following the grant date, aligning
     the option holder’s interest closely with those
     of our stockholders
•   Emphasizes an ownership culture and
     rewards our executives for growing our
     business
•   Encourages executive officers to achieve
     multi-year strategic objectives
•   Effective retention tool because unvested
     awards are forfeited

Veeva Systems Inc. | 2019 Proxy Statement 31

Executive Compensation

Stock Ownership Guidelines

To further align the interests of our directors and executive officers with those of our stockholders and based on recommendations from our stockholders during our fiscal 2019 engagement, our Board recently adopted stock ownership guidelines. Under these guidelines, all of our executive officers are required to achieve certain stock ownership levels within three years of the later of March 19, 2019 (the date our Board adopted stock ownership guidelines) or the date of such executive officer’s hire or appointment to a position with a higher ownership requirement. The guidelines require ownership as follows:

•	CEO: Value equal to three times his or her annual base salary
•	Other executive officers: Value equal to his or her annual base salary

The guidelines may be satisfied by ownership of shares of our Class A or Class B common stock or vested and unexercised stock options. As of the end of the first quarter of fiscal 2020, all of our executive officers are in compliance with the guidelines.

See “Proposal One—Stock Ownership Guidelines” for information about the guidelines applicable to our directors.

Executive Officer Recoupment Policy

We have not adopted a policy on whether we will make retroactive adjustments to any cash or equity-based incentive compensation paid to our NEOs (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. While we do not currently offer our NEOs variable compensation based upon achievement of financial results, our Compensation Committee continues to evaluate the adoption of a recoupment policy pending final SEC rules. In the meantime, we intend to comply with all applicable laws and regulations requiring any adjustments to or recovery of incentive compensation.

Stock Trading Practices; Trading and Hedging Policies

Our executive officers are subject to our Insider Trading Policy, which applies to their transactions involving any securities of Veeva. Except under limited circumstances, persons subject to the policy may not engage in any transaction of Veeva securities while aware of material nonpublic information relating to Veeva. The Insider Trading Policy also implements quarterly trading blackout periods and allows for special blackout periods, to limit the likelihood of trading at times with significant risk of insider trading exposure. In addition, directors and executive officers are prohibited from engaging in any transaction involving Veeva securities without first obtaining pre-clearance from our compliance officer.

Since the time of our IPO, our Insider Trading Policy has also included Rule 10b5-1 trading plan guidelines that permit our directors and certain employees, including our NEOs, to adopt Rule 10b5-1 trading plans (“10b5-1 plans”). Under these guidelines, among other restrictions, 10b5-1 plans may only be adopted or modified when the person adopting the trading plan is not aware of any material nonpublic information and there is an open trading window. In addition, the first trade under a 10b5-1 plan may not occur until the completion of the next quarterly blackout period following the adoption of the 10b5-1 plan.

Our Insider Trading Policy prohibits, among other things, hedging transactions in Veeva stock, pledging Veeva stock, and holding Veeva stock in a margin account among other restrictions.

Compensation Policies and Practices as They Relate to Risk Management

Our Compensation Committee has reviewed our major compensation risk exposures and the steps management has taken to monitor and mitigate such risks and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on Veeva.

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Executive Compensation

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code will limit the amount that we may deduct from our federal income taxes for remuneration paid to our executive officers to one million dollars per executive officer per year, unless certain requirements are met. While our Compensation Committee is mindful of the benefit to us of the deductibility of compensation and will consider deductibility when analyzing potential compensation alternatives, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, our Compensation Committee has not adopted a policy that requires that all compensation be deductible.

No Gross-Ups of Parachute Payments and Deferred Compensation

We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during fiscal 2019, and we have not agreed and are not otherwise obligated to provide any NEOs with such a “gross-up” or other reimbursement.

Accounting Treatment

We account for stock compensation in accordance with ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors, including stock options and RSUs, over the period during which the award recipient is required to perform services in exchange for the award (for executive officers, generally the four- or five-year vesting period of the award). We estimate the fair value of stock options granted using either a Monte Carlo simulation for market condition awards or the Black-Scholes option-valuation model. This calculation is performed for accounting purposes and reported in the compensation tables below.

Veeva Systems Inc. | 2019 Proxy Statement 33

Executive Compensation

Compensation Committee Report(1)

The Compensation Committee establishes the compensation programs for our named executive officers. In connection with such responsibility, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee has recommended to the Board of Directors that this Compensation Discussion and Analysis be incorporated by reference into the Annual Report on Form 10-K for the year ended January 31, 2019 and included in this Proxy Statement.

Gordon Ritter, Chair
Ronald E.F. Codd

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, other than our Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
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Summary Compensation Table

The following table provides information concerning the compensation paid to our NEOs for fiscal 2019, as well as for our prior two fiscal years.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)		All Other Compensation ($) (2)	Total ($)
Peter P. Gassner Chief Executive Officer	2019	322,917		—	—	—		—	322,917
	2018	300,000		—	—	87,843,333	(3)	—	88,143,333
	2017	297,917		—	—	—		—	297,917
Timothy S. Cabral Chief Financial Officer	2019	322,917		—	—	—		—	322,917
	2018	258,462	(4)	—	—	—		12,188	258,462
	2017	297,917		—	—	—		—	297,917
Jonathan W. (“Josh”) Faddis Senior Vice President, General Counsel and Corporate Secretary	2019	322,917		—	—	—		—	322,917
	2018	300,000		—	574,440	—		—	874,440
	2017	297,917		—	196,400	—		—	494,317
Frederic Lequient (5) Senior Vice President, Global Customer Services	2019	322,917		—	—	—		—	322,917
	2018	297,917		—	495,700	—		—	793,617
	2017	275,000		138,590	874,440	1,178,040		—	2,466,070
Alan V. Mateo Executive Vice President, Global Sales	2019	322,917		—	—	—		—	322,917
	2018	300,000		—	—	—		—	300,000
	2017	297,917		—	392,800	—		—	690,717
Matthew J. Wallach (6) President	2019	322,917		—	—	—		—	322,917
	2018	300,000		—	—	—		—	300,000
	2017	297,917		—	—	—		—	297,917
E. Nitsa Zuppas Chief Marketing Officer	2019	322,917		—	—	—		—	322,917
	2018	300,000		—	—	—		—	300,000
	2017	297,917		—	196,400	—		—	494,317
(1)	The amounts reported in these columns represent the aggregate grant date fair value of RSUs and options to purchase shares of our Class A common stock, as applicable, computed in accordance with FASB ASC Topic No. 718. See note 11 of the notes to our consolidated financial statements included in our annual report on Form 10-K filed on March 28, 2019 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. These amounts do not purport to reflect the value that will be recognized by the NEOs upon sale of the underlying securities.
(2)	The amount in this column represents the payout of accrued PTO that resulted when we ceased permitting PTO accrual.
(3)	Represents the grant date fair value of options to purchase an aggregate of 2,838,635 shares of our Class A common stock. See discussion in “Compensation Discussion and Analysis—Principal Elements of Compensation—Equity Awards” for additional details about this option grant. This option grant was made to Mr. Gassner on January 10, 2018. Accordingly, the disclosure rules that apply to the Summary Compensation Table require that we reflect the entire grant date fair value for this option grant in fiscal 2018. In determining to recommend and approve, respectively, this option grant, our Compensation Committee and our Board considered the fact that, given its five-year grant cycle for Mr. Gassner and delayed vesting commencement date, the fair value of the option grant might more appropriately be thought of by allocating the grant date fair value in equal portions to each of the five fiscal years in which the options will vest (i.e., fiscal 2021 through fiscal 2025). The fair value allocated under that methodology to each year of the five-year vesting period would have been $17,568,667.
(4)	Mr. Cabral took an unpaid leave under our sabbatical program.
(5)	Mr. Lequient joined Veeva in February 2016 and became an executive officer effective March 23, 2016.
(6)	Mr. Wallach will retire as President on June 3, 2019.

Veeva Systems Inc. | 2019 Proxy Statement 35

Executive Compensation

Fiscal 2019 Grants of Plan-Based Awards

There were no grants of plan-based awards to our NEOs during fiscal 2019.

Outstanding Equity Awards at Fiscal 2019 Year-End

The following table sets forth information regarding all unexercised options and unvested RSUs held by each of our NEOs as of January 31, 2019. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.

		Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Vested (#)	Number of Securities Underlying Unexercised Options Unvested (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares of Stock that Have Not Vested ($) (1)
Peter P. Gassner	3/10/2013	2,611,111	722,222	(2)	—		3.92	3/9/2023	—		—
	1/10/2018	—	2,128,975	(3)	—		60.00	1/9/2028	—		—
	1/10/2018	—	—		177,415	(4)	60.00	1/9/2028	—		—
	1/10/2018	—	—		177,415	(5)	60.00	1/9/2028	—		—
	1/10/2018	—	—		177,415	(6)	60.00	1/9/2028	—		—
	1/10/2018	—	—		177,415	(7)	60.00	1/9/2028	—		—
Timothy S. Cabral	2/24/2010	15,000	—		—		0.13	2/23/2020	—		—
	3/10/2013	112,190	44,444	(8)	—		3.92	3/9/2023	—		—
Jonathan W. (“Josh”) Faddis	9/28/2012	—	—		—		1.54	9/27/2022	—		—
	3/10/2013	—	61,667	(2)	—		3.92	3/9/2023	—		—
	3/25/2015	—	—		—		—	—	500	(9)	54,530
	3/23/2016	—	—		—		—	—	2,500	(10)	272,650
	3/15/2017	—	—		—		—	—	6,750	(11)	736,155
Frederic Lequient	2/29/2016	—	—		—		—	—	11,250	(10)	1,226,925
	3/3/2016	20,000	45,000	(12)	—		25.70	3/2/2026	—		—
	3/24/2017	—	—		—		—	—	5,625	(11)	613,463
Alan V. Mateo	5/1/2015	67,036	124,999	(13)	—		26.99	4/30/2025	—		—
	5/1/2015	—	—		—		—	—	8,750	(14)	954,275
	3/23/2016	—	—		—		—	—	5,000	(10)	545,300
Matthew J. Wallach	3/10/2013	209,960	44,444	(15)	—		3.92	3/9/2023	—		—
E. Nitsa Zuppas	3/26/2013	42,500	—		—		3.92	3/25/2023	—		—
	3/15/2014	13,167	5,000	(16)	—		32.26	3/14/2024	—		—
	3/25/2015	—	—		—		—	—	500	(9)	54,530
	4/27/2015	—	—		—		—	—	1,500	(9)	163,590
	3/23/2016	—	—		—		—	—	2,500	(10)	272,650
(1)	Computed in accordance with SEC rules as the number of unvested RSUs multiplied by the closing market price of our Class A common stock at the end of fiscal 2019, which was $109.06 on January 31, 2019 (the last trading day of fiscal 2019).
36 Veeva Systems Inc. | 2019 Proxy Statement

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(2)	The stock options vest monthly over a five-year period following the vesting commencement date. The vesting commencement dates for the option grants are February 1 of 2015 and 2017 for Messrs. Gassner and Faddis, respectively.
(3)	The stock options vest and become exercisable in 60 equal monthly installments between February 1, 2020 and February 1, 2025, subject to Mr. Gassner’s continued service as our Chief Executive Officer.
(4)	The stock options vest and become exercisable in 60 equal monthly installments between February 1, 2020 and February 1, 2025, subject to Mr. Gassner’s continued service as our Chief Executive Officer and the achievement of the Stock Price Target of $90.00 per share for at least 60 consecutive trading days. See discussion in “Compensation Discussion and Analysis— Principal Elements of Compensation—Equity Awards” for additional details about this award.
(5)	The stock options vest and become exercisable in 60 equal monthly installments between February 1, 2020 and February 1, 2025, subject to Mr. Gassner’s continued service as our Chief Executive Officer and the achievement of the Stock Price Target of $100.00 per share for at least 60 consecutive trading days. See discussion in “Compensation Discussion and Analysis— Principal Elements of Compensation—Equity Awards” for additional details about this award.
(6)	The stock options vest and become exercisable in 60 equal monthly installments between February 1, 2020 and February 1, 2025, subject to Mr. Gassner’s continued service as our Chief Executive Officer and the achievement of the Stock Price Target of $110.00 per share for at least 60 consecutive trading days. See discussion in “Compensation Discussion and Analysis— Principal Elements of Compensation—Equity Awards” for additional details about this award.
(7)	The stock options vest and become exercisable in 60 equal monthly installments between February 1, 2020 and February 1, 2025, subject to Mr. Gassner’s continued service as our Chief Executive Officer and the achievement of the Stock Price Target of $120.00 per share for at least 60 consecutive trading days. See discussion in “Compensation Discussion and Analysis— Principal Elements of Compensation—Equity Awards” for additional details about this award.
(8)	The stock options vest in equal monthly installments through March 24, 2019.
(9)	RSUs vest quarterly over four years, with 1/16th vesting per quarter, following the vesting commencement date of March 1, 2015.
(10)	RSUs vest quarterly over four years, with 1/16th vesting per quarter, following the vesting commencement date of March 1, 2016.
(11)	RSUs vest quarterly over four years, with 1/16th vesting per quarter, following the vesting commencement date of March 1, 2017.
(12)	Mr. Lequient’s stock options vest over five years, with 20% of the shares subject to the award vested on March 1, 2017, and 1/20th of the total shares vesting equally on a quarterly basis thereafter.
(13)	Mr. Mateo’s stock options vest over five years, with 20% of the shares subject to the award vested on April 13, 2016, and 1/60th of the total shares vesting equally on a monthly basis thereafter.
(14)	Mr. Mateo’s RSUs vest quarterly over five years, with 1/20th vesting per quarter, following the vesting commencement date of April 13, 2015.
(15)	Mr. Wallach’s stock options vest in equal monthly installments through March 31, 2019.
(16)	Ms. Zuppas’ stock options vest monthly over a five-year period following the vesting commencement date of April 1, 2014.

Veeva Systems Inc. | 2019 Proxy Statement 37

Executive Compensation

Fiscal 2019 Option Exercises and Stock Vested

The following table shows the number of shares NEOs acquired upon exercise of options and vesting of RSUs during fiscal 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Peter P. Gassner	—	—	—	—
Timothy S. Cabral	280,000	23,862,250	—	—
Jonathan W. (“Josh”) Faddis	65,268	6,032,023	7,000	612,938
Frederic Lequient	—	—	11,500	1,006,969
Alan V. Mateo	80,806	4,590,679	11,000	953,685
Matthew J. Wallach	156,000	12,122,914	—	—
E. Nitsa Zuppas	56,265	3,232,073	10,000	875,625
(1)	The value realized is based on the fair market value of our Class A common stock on the date of exercise minus the exercise price.
(2)	The value realized on vesting is calculated by multiplying the number of RSUs vesting by the fair market value of a share of our Class A common stock on the vesting date.

Fiscal 2019 Potential Payments Upon Termination or Change in Control

We have entered into offer letters with each of Messrs. Gassner, Cabral, Faddis, Lequient, Mateo, and Wallach and Ms. Zuppas, none of which provide a right to receive severance in the event of a termination of their employment. Other than Mr. Faddis, none of our NEOs is currently eligible for any change-in-control-related benefits. Mr. Faddis’ offer letter provides that if he is terminated without cause or resigns for good reason within 60 days prior to or 18 months following a change in control, then he will vest in all of his then-outstanding equity awards to the same extent as if he had remained employed for an additional 24 months from the date of such termination or resignation.

Assuming Mr. Faddis’ employment was terminated as of January 31, 2019 and such termination was within 60 days prior to or 18 months following our change in control, Mr. Faddis would have been eligible to receive option and RSU acceleration pursuant to his offer letter in the amount of $5,187,140. This value was calculated by multiplying the number of unvested option and RSU shares eligible for acceleration by $109.06, the closing price of our Class A common stock on January 31, 2019, the last trading day of fiscal 2019, or, in the case of his options, by the difference between that price and any applicable exercise price.

CEO Pay Ratio

We are required to disclose the ratio of the annual total compensation of Mr. Gassner, our Chief Executive Officer, to the median employee’s annual total compensation. We believe our compensation philosophy and process yield an equitable result for all of our employees.

The pay ratio reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. Neither the Compensation Committee nor our management use our pay ratio to make compensation decisions. Because the SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and

38 Veeva Systems Inc. | 2019 Proxy Statement

Executive Compensation

compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Under SEC rules, we are required to identify our median employee only once every three years and calculate annual total compensation for that employee each year. There has been no change in our employee population or employee compensation arrangements in fiscal 2019 that we believe would significantly impact our pay ratio disclosure.

For purposes of identifying our “median employee,” we used our worldwide employee population as of November 1, 2017, which consisted of 2,114 part-time and full-time employees, of which 1,145 employees were employed in the United States and 969 employees were employed outside of the United States. To identify the median employee, we used the following methodology and consistently applied material assumptions, adjustments, and estimates:

•	We calculated the total cash compensation of our employee population, excluding Mr. Gassner, as the aggregate of (1) annual base salary for permanent salaried employees, or hourly rate multiplied by expected annual work schedule for hourly employees, as of November 1, 2017 and (2) variable compensation during the 12 months ended October 31, 2017.
•	We used the exchange rate based on a 12-month average as of November 1, 2017 to convert each non-U.S. employee’s cash compensation to U.S. dollars.
•	We did not make any cost-of-living adjustments in identifying the median employee nor did we use the de minimis exemption allowed by SEC rules to exclude any of our employee population.

In accordance with SEC rules, our median employee is the same for fiscal 2019. We calculated the annual total compensation for fiscal 2019 for such employee using the same methodology we used for our NEOs as set forth in the Summary Compensation Table above. For fiscal 2019, the annual total compensation for Mr. Gassner and our median employee were $322,917 and $102,907, respectively. Accordingly, the resulting ratio of the two amounts is approximately 3.1:1.

Beginning in late fiscal 2019 for new hires and in the first quarter of fiscal 2020 for current Veeva employees, we started offering equity under a new compensation program applicable to the vast majority of our employee base but not applicable to our Chief Executive Officer. Our new compensation program consists of three primary components: total cash compensation (base salary and, in some cases, variable cash compensation), a “stock bonus” in the form of an annual RSU grant, and long-term equity incentives in the form of stock options. Prior to the adoption of the new compensation program, at the time of hire, our employees received a grant of RSUs that vested quarterly over four years and received additional equity from time to time thereafter. Grants after the new-hire grant were not routine. Because RSUs were granted only periodically, compensation fluctuated significantly among similarly situated employees depending on whether an employee received a grant in a particular year. Accordingly, equity has not been included in our methodology for determining the median employee in fiscal 2018 or fiscal 2019. In fiscal 2020, when this new compensation program has been more widely implemented, we expect to identify a new median employee using a methodology that takes this new compensation program into account. We also expect the annual total compensation for our median employee to be higher than the last two fiscal years. As previously disclosed, because our Chief Executive Officer is currently on a five-year equity award grant cycle, we do not expect him to receive additional equity awards until at least 2023.

Veeva Systems Inc. | 2019 Proxy Statement 39

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of January 31, 2019 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, RSUs, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity compensation plans approved by stockholders	15,320,529	$19.43	29,632,536	(3)
Equity compensation plans not approved by stockholders	—	—	—
Total	15,320,529		29,632,536
(1)	The weighted average exercise price does not take into account outstanding RSUs.
(2)	Included in this amount are 4,897,856 shares available for future issuance under the 2013 Employee Stock Purchase Plan (ESPP).
(3)	On the first business day of each fiscal year during the term of our 2013 Equity Incentive Plan (2013 Plan), the number of authorized shares of our Class A common stock under our 2013 Plan automatically increases by a number of shares of our Class A common stock equal to the least of (i) 5% of the total number of shares of all classes of our common stock issued and outstanding on the last business day of the prior fiscal year, (ii) 13,750,000 shares of our Class A common stock, or (iii) a number of shares of our Class A common stock determined by our Board. On the first business day of each fiscal year during the term of our ESPP, the number of authorized shares of our Class A common stock under our ESPP automatically increases by a number of shares of our Class A common stock equal to the least of (i) 1% of the total number of shares of all classes of our common stock issued and outstanding on the last business day of the prior fiscal year, (ii) 2,200,000 shares of our Class A common stock, or (iii) a number of shares of our Class A common stock determined by our Board.
40 Veeva Systems Inc. | 2019 Proxy Statement

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board unanimously recommends a vote “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020.

Our Audit Committee has appointed the firm of KPMG LLP, independent registered public accountants, to audit our financial statements for the fiscal year ending January 31, 2020. KPMG has audited our financial statements since the fiscal year ended January 31, 2010.

Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of Veeva and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending January 31, 2020. Our Audit Committee is submitting the selection of KPMG to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of KPMG will be present at the Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment.

Principal Accounting Fees and Services

The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by KPMG for the fiscal years ended January 31, 2019 and 2018:

	2019	2018
Audit Fees (1)(3)	$2,207,810	$2,838,770
Audit-Related Fees (2)	10,000	10,000
Total Fees	$2,217,810	$2,848,770
(1)	Audit fees: This category represents fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, attest services related to Section 404 of the Sarbanes-Oxley Act of 2002, and audit services provided in connection with other regulatory or statutory filings for which we have engaged KPMG.
(2)	Audit-related fees: This category represents fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)	For the fiscal year ended January 31, 2018, $100,000 in audit fees were not previously included as they were billed during fiscal year ended January 31, 2019.

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our Audit Committee is responsible for the appointment, compensation, and oversight of the work of KPMG. In recognition of this responsibility, our Audit Committee (or the chair if such approval is needed on a time-urgent basis) generally pre-approves all audit and permissible non-audit services provided by KPMG. These services may include audit services, audit-related services, tax services, and other services.

Veeva Systems Inc. | 2019 Proxy Statement 41

AUDIT COMMITTEE REPORT

The information contained in the following report of Veeva’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Veeva specifically incorporates it by reference.

Role of the Audit Committee

The Audit Committee operates under a written charter adopted by our Board of Directors. Our Audit Committee oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our Audit Committee is responsible for reviewing our disclosure controls and processes and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm, our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Material related party transactions will be approved by our Audit Committee before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the Audit Committee can be found in Veeva’s Audit Committee charter, published on the Investors portion of Veeva’s website at http://ir.veeva.com/.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

Review of Audited Financial Statements for the Fiscal Year Ended January 31, 2019

The Audit Committee has reviewed and discussed with Veeva’s management and KPMG LLP the audited consolidated financial statements of Veeva for the fiscal year ended January 31, 2019. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and Audit Committee.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence from us.

Based on the activities, reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Veeva’s annual report on Form 10-K for the fiscal year ended January 31, 2019 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Ronald E. F. Codd (Chair)
Timothy Barabe
Paul Chamberlain

42 Veeva Systems Inc. | 2019 Proxy Statement

FREQUENTLY ASKED QUESTIONS AND ANSWERS

Annual Meeting

Q:	What is a proxy and why am I receiving these proxy materials?
A:	A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

Our Board is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on Thursday, June 20, 2019 at 12:00 p.m. Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters described in this Proxy Statement. The Notice, this Proxy Statement, and accompanying form of proxy card are being made available to you on or about May 9, 2019.

Q:	What is included in the proxy materials?
A:	The proxy materials include:
•	This Proxy Statement for the Annual Meeting;
•	Our 2019 Annual Report, which consists of our Annual Report on Form 10-K for the fiscal year ended January 31, 2019; and
•	The proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.
Q:	How can I get electronic access to the proxy materials?
A:	The proxy materials are available at www.proxyvote.com and on our website at http://ir.veeva.com. You can find directions on how to instruct us to send future proxy materials to you in the proxy materials. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to the proxy materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.
Q:	What information is contained in this Proxy Statement?
A:	The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and named executive officers, corporate governance, and certain other required information.
Q:	Where is the Annual Meeting?
A:	The Annual Meeting will be held at our principal executive offices located at 4280 Hacienda Drive, Pleasanton, California 94588. The telephone number at that location is (925) 452-6500.
Q:	Can I attend the Annual Meeting?
A:	You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of the close of business on April 26, 2019 (the “Record Date”). Admission will begin at 11:30 a.m. Pacific Time on the date of the Annual Meeting, and you must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets, and/or computers is not permitted at the Annual Meeting. The meeting will begin promptly at 12:00 p.m. Pacific Time. Stockholders may find directions to our principal executive offices by visiting www.proxyvote.com.

Veeva Systems Inc. | 2019 Proxy Statement 43

Frequently Asked Questions and Answers

Stock Ownership

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	Stockholders of record — If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered, with respect to those shares, the “stockholder of record,” and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial owners — Many Veeva stockholders hold their shares through a broker, trustee, or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice was forwarded to you by your broker, trustee, or nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee, or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

Quorum and Voting

Q:	How many shares must be present to conduct business at the Annual Meeting?
A:	A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and Delaware state law. The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the meeting. Except as otherwise expressly provided by our Certificate or Bylaws, the holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote or for the consent of the stockholders of Veeva. Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to ten votes per share of Class B common stock. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter.

Under the General Corporation Law of the State of Delaware, abstentions and “broker non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:	Who is entitled to vote at the Annual Meeting?
A:	Holders of record of our common stock at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 127,819,515 shares of Class A common stock outstanding and 19,188,915 shares of Class B common stock outstanding.
44 Veeva Systems Inc. | 2019 Proxy Statement

Frequently Asked Questions and Answers

Q:	How many votes do I have?
A:	In deciding all matters at the Annual Meeting, each holder of Class A common stock of Veeva will be entitled to one vote for each share of Class A common stock held as of the close of business on the Record Date, and each holder of Class B common stock of Veeva will be entitled to ten votes for each share of Class B common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.
Q:	How can I vote my shares?
A:	If you are a stockholder of record, you may cast your vote in one of the following ways:
•	In person at the annual meeting — Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card, if you have requested one, or follow the voting directions described below, so that your vote will be counted if you later decide not to attend the meeting.
•	Via the Internet — You may vote by proxy by going to www.proxyvote.com or, if you requested printed copies of the proxy materials by mail, by following the instructions provided in the proxy card.
•	By Telephone —You may vote by proxy by telephone by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by calling 1-800-690-6903.
•	By Mail — If you request printed copies of the proxy materials by mail, you will receive a proxy card, and you may vote by proxy by filling out the proxy card and mailing it in the envelope provided.

If you are a beneficial owner holding shares through a bank, broker, or other nominee, please refer to your Notice or other information forwarded by your bank or broker to see which voting options are available to you.

Q:	What proposals will be voted on at the Annual Meeting?
A:	At the Annual Meeting, stockholders will be asked to vote:
(1)	To elect the two directors listed in Proposal One to serve as Class III directors until the annual meeting to be held in 2022 or until their successors are duly elected and qualified;
(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020; and
(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Q:	What is the voting requirement to approve each of the proposals?
A:	Proposal One — The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in such nominee’s favor.

Veeva Systems Inc. | 2019 Proxy Statement 45

Frequently Asked Questions and Answers

Proposal Two — The affirmative vote of a majority in voting power of votes cast affirmatively or negatively is required to ratify the appointment of KMPG LLP as our independent registered public accounting firm. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Q:	How does the Board recommend that I vote?
A:	Our Board unanimously recommends that you vote your shares:
•	“FOR ALL” nominees for election as director listed in Proposal One and
•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020.
Q:	What happens if I do not give specific voting instructions?
A:	Stockholder of record — If you are a stockholder of record and you:
•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board or
•	Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners — If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
A:	Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter—the proposal to ratify the appointment of KPMG LLP. Your broker will not have discretion to vote on the following “non-routine” matter absent direction from you: the election of directors.

Please note that brokers may not vote your shares on non-routine matters in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Q:	What happens if additional matters are presented at the Annual Meeting?
A:	If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
46 Veeva Systems Inc. | 2019 Proxy Statement

Frequently Asked Questions and Answers

Q:	Can I change or revoke my vote?
A:	Subject to any rules your broker, trustee, or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not by itself revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee, or other nominee or (2) if you have obtained a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.

Q:	How are proxies solicited and who will bear the cost of soliciting votes for the Annual Meeting?
A:	The Board is soliciting proxies for use at the Annual Meeting. We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers, and employees of Veeva may also solicit proxies in person or by other means of communication. Such directors, officers, and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained, will not be significant. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.
Q:	Is my vote confidential?
A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Veeva or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote or to facilitate a successful proxy solicitation.
Q:	Who will serve as inspector of elections?
A:	The inspector of elections will be a representative from Broadridge Financial Solutions, Inc.
Q:	Where can I find the voting results of the Annual Meeting?
A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K within four business days of the Annual Meeting.

Veeva Systems Inc. | 2019 Proxy Statement 47

Frequently Asked Questions and Answers

Information About the Proxy Materials

Q:	Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?
A:	In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our 2019 Annual Report, primarily via the Internet. Beginning on or about May 9, 2019, we mailed to our stockholders a “Notice of Internet Availability of Proxy Materials” that contains notice of the Annual Meeting, and instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and 2019 Annual Report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained at www.proxyvote.com. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and environmental impact of our annual meetings.
Q:	What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?
A:	We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, stockholders should send their requests to our principal executive offices, Attention: Corporate Secretary. Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.
Q:	What is the mailing address for Veeva’s principal executive offices?
A:	Our principal executive offices are located at 4280 Hacienda Drive, Pleasanton, California 94588. The telephone number at that location is (925) 452-6500.
48 Veeva Systems Inc. | 2019 Proxy Statement

ADDITIONAL INFORMATION

Stockholder Proposals at Our 2020 Annual Meeting

You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials — Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2020 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than January 10, 2020 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

Requirements for stockholder proposals to be brought before an annual meeting — In addition, our Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by our Board or any committee thereof or any stockholder, who is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting, who is entitled to vote at such meeting and who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the proposal and concerning the stockholder proposing such proposal.

Our Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our Board, (2) otherwise properly brought before the meeting by or at the direction of our Board (or any committee thereto), or (3) properly brought before the meeting by a stockholder who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below).

The “Notice Deadline” is defined as that date which is not less than 90 days nor more than 120 days prior to the one-year anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2020 annual meeting of stockholders is between February 21, 2020 and March 22, 2020.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

Recommendation of director candidates — You may recommend candidates to our Board for consideration by our Nominating and Governance Committee by following the procedures set forth in “Corporate Governance—Stockholder Recommendations for Nominations to the Board.”

Information Requests

Any written requests for additional information, a copy of our Bylaws, copies of the proxy materials and 2019 Annual Report, notices of stockholder proposals, recommendations for candidates to our Board, communications to our Board or any other communications should be sent to 4280 Hacienda Drive, Pleasanton, California 94588, Attention: Corporate Secretary.

Website

Our website address is included in this Proxy Statement for reference only and is not incorporated by reference into this Proxy Statement.

Other Matters

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named on the proxy card will have discretion to vote the shares they represent in accordance with their best judgment.

Veeva Systems Inc. | 2019 Proxy Statement 49

VEEVA SYSTEMS INC.
4280 HACIENDA DR.
PLEASANTON, CA 94588

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Wednesday, June 19, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Wednesday, June 19, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E78391-P20210

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VEEVA SYSTEMS INC.

The Board of Directors recommends you vote "FOR ALL" nominees for director and "FOR" Proposal 2:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

To be elected for terms expiring in 2022:

01) Ronald E.F. Codd
02) Peter P. Gassner

	For	Against	Abstain
2. Ratify the appointment of KPMG LLP as Veeva Systems Inc.'s independent registered public accounting firm for the fiscal year ending January 31, 2020.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

E78392-P20210

VEEVA SYSTEMS INC.
Annual Meeting of Stockholders
June 20, 2019 12:00 PM PDT
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Peter P. Gassner, Timothy S. Cabral and Jonathan ("Josh") Faddis, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Veeva Systems Inc., to be held on Thursday, June 20, 2019 at 12:00 PM local time, at 4280 Hacienda Drive, Pleasanton, California 94588, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side